AMENDED AND RESTATED CREDIT AGREEMENT

by and among

SOUTHWEST IOWA RENEWABLE ENERGY, LLC,

and

AGSTAR FINANCIAL SERVICES, PCA,
as Administrative Agent,

and

the Banks named herein,

dated
as of
March 31, 2010

i

LIST OF SCHEDULES AND EXHIBITS

Schedule 2.01	Commitments
Schedule 2.23	Farm Credit System Entities
Schedule 3.01(c)	Real Property
Schedule 4.01(a)	Description of Certain Transactions Related to the Borrower’s Membership
Interests (Units)
Schedule 4.01(c)	Government Approvals
Schedule 4.01(f)	Description of Certain Threatened Actions, etc.
Schedule 4.01(k)	Location of Inventory and Farm Products; Third Parties in Possession; Crops
Schedule 4.01(l)	Office Locations; Fictitious Names, etc.
Schedule 4.01(p)	Intellectual Property
Schedule 4.01(t)	Environmental Compliance
Schedule 5.01(o)	Management
Schedule 5.02(a)	Description of Certain Liens, Lease Obligations, etc.
Schedule 5.02(k)	Transactions with Affiliates
Schedule 5.02(l)	Management Fees and Compensation
Schedule 8.02	Notices etc.

Exhibit A	Borrowing Base Certificate
Exhibit B	Compliance Certificate
Exhibit C	Form of Letter of Credit

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), is entered into as of March 31, 2010, by and among SOUTHWEST IOWA RENEWABLE ENERGY, LLC, an Iowa limited liability company (“Borrower”), AGSTAR FINANCIAL SERVICES, PCA (“AgStar”), the additional commercial, banking or financial institutions whose signatures appear on the signature pages hereof or which hereafter become parties hereto pursuant to Section 8.07 (AgStar and such other additional commercial, banking or financial institutions are sometimes  hereinafter collectively as the “Banks” and individually as a “Bank”), and AGSTAR FINANCIAL SERVICES, PCA, as Administrative Agent (the “Agent”) for itself and the other Banks.

RECITALS

A.           On May 2, 2007, the Borrower, the Agent, and the Banks (as defined therein) entered into a Credit Agreement (the “Original Credit Agreement”) providing for the extension of various credit facilities to the Borrower (including a construction loan in the amount of One Hundred Eleven Million and No/100 Dollars (the “Construction Loan”)) for the purposes of acquiring, constructing, equipping, furnishing and operating an ethanol production facility to be located in Pottawattamie County, Iowa (the “Project”).

B.            The Original Credit Agreement was amended on March 7, 2008, December 19, 2008, December 30, 2008, February 28, 2009, August 1, 2009, and December 18, 2009, by various Amendments to Credit Agreement (collectively, the “Amendments”) made and entered into among the Borrower, the Banks and the Agent.

C.            In order to consolidate the modifications made to the Original Credit Agreement under the Amendments and to extend the maturity date of the Revolving Line of Credit Loan until March 31, 2011, the parties have agreed to amend and restate the Original Credit Agreement, as modified by the Amendments, in its entirety pursuant to this Agreement.

D.            The execution and delivery of this Agreement shall supersede and replace in its entirety the Original Credit Agreement and the Amendments.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, intending to be legally bound hereby, and in consideration of the Banks making one or more loans to the Borrower, the Agent, the Banks, and the Borrower agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01.         Certain Defined Terms.  All capitalized terms used in this Agreement shall have the following meanings.  Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code, in effect in the State of Minnesota, as amended from time to time (the “UCC”).  All references to dollar amounts shall mean amounts in lawful money of the United States of America.  The terms “include”, “including” and similar terms are to be construed as if followed by the phrase “without being limited to”.

“Accounts” means all of the Borrower’s accounts, as such term is defined in the UCC, including, without limitation, the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis.

“Adjustment Date” has the meaning specified in Section 2.02(c).

“Advances” means the Loans or Letters of Credit provided to the Borrower pursuant to this Agreement.

“Affiliate” means, as to any Person, any other Person: (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or membership interests (units) of such Person; or (c) ten percent (10%) or more of the voting stock or membership interests (units) of which is directly or indirectly beneficially owned or held by the Person in question.  The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Banks or any Bank be deemed an Affiliate of the Borrower or any of their subsidiaries.

“Agent” means AgStar, or any successor Agent, in its capacity as Agent under the Loan Documents.

“Agreement” means this Amended and Restated Credit Agreement, as it is amended, modified or supplemented from time to time, together with all exhibits and schedules attached or made a part hereof or thereof.

“Allowed Distributions” has the meaning specified in Section 5.02(b).

“Amortization Date” has the meaning specified in Section 2.03(e).

“Availability Date” means the date on which all conditions precedent to the initial Advance under the Term Revolving Loan or under the Revolving Line of Credit Loan, as the case may be, are satisfied.

“Banks” has the meaning specified in the preamble hereto and shall include the Swingline Bank and the Issuer.

“Bank Supplement” has the meaning specified in Section 8.07(b).

“Borrower” means Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company.

“Borrowing Base” means, at any time, the lesser of: (i) Fifteen Million and No/100 Dollars ($15,000,000.00), or (ii) the sum of:  (A) seventy-five percent (75%) of the Borrower’s Eligible Accounts Receivable, plus (B) seventy-five percent (75%) of the Borrower’s Eligible Inventory.

“Borrowing Base Certificate” means the certificate, substantially in the form of Exhibit A attached hereto, properly completed and duly executed by an authorized officer of the Borrower.

“Bunge” means Bunge North America, Inc., a New York corporation.

“Bunge Revolving Loan” means that certain subordinated loan made to Borrower by Bunge under that certain Promissory Note dated August 26, 2009, in the maximum principal amount of $10,000,000.00, which promissory note shall be in a form and substance reasonably acceptable to the Agent and shall have a maturity date that is not earlier than the Revolving Line of Credit Maturity Date.

“Bunge Term Loan” means that certain subordinated term loan made to Borrower by Bunge under that certain Subordinated Term Loan Note dated August 26, 2009, in the original principal amount of $27,106,078.95, which Subordinated Term Loan Note shall be in a form and substance reasonably acceptable to Agent and shall have a maturity date that is not earlier than August 31, 2014.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of the State of Minnesota, or are in fact closed in the State of Minnesota, and, if such day relates to any LIBOR Rate, means any such day that is also a Banking Day.

“Capital Expenditures” means, for any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment on a statement of cash flows for the Borrower during such period, with respect to:  (a) the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds; or (b) other capital expenditures and other uses recorded as capital expenditures having substantially the same effect.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and the regulations and published interpretations thereunder.

“Closing Date” means May 2, 2007.

“Code” means the Internal Revenue Code, as amended, and the regulations and published interpretations thereunder.

“Collateral” means and includes all property and assets granted as collateral security for the Loans or other indebtedness, in favor of the Agent and the Banks, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, assignment of rents, deed of trust, assignment, pledge, account control agreement, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever; whether created by law, contract or otherwise.

“Commerce Bank” means Commerce Bank, N.A.

“Commerce Bank Loan” means that certain loan made to Borrower by Commerce Bank under that certain Promissory Note dated August 26, 2009, in the outstanding principal amount of $8,784,000 and a maturity of June 15, 2010.

“Commitments” means the respective amounts committed to the Borrower by the Banks under this Agreement, including the Term Loan Commitment, the Term Revolving Loan Commitment, the Revolving Line of Credit Loan Commitment and the Swingline Commitment.

“Compliance Certificate” means a certificate of the Treasurer or other officer of the Borrower, reasonably acceptable to the Agent, substantially in the form attached hereto as Exhibit B, setting forth the current calculations of each of the financial covenants set forth therein, and:  (a) stating the financial statements are true and correct and, other than the unaudited interim financial statements, have been prepared in accordance with GAAP; (b) stating whether such officer has knowledge of the occurrence of any Event of Default under this Agreement, and if so, stating in reasonable detail the facts with respect thereto; and (c) reaffirming and ratifying the representations and warranties, as of the date of the certificate, contained in this Agreement.

“Construction Loan” has the meaning set forth in the Recitals to this Agreement, which loan was converted to the Term Loan and Term Revolving Loan, under the terms of the Original Credit Agreement, on the Conversion Date.

“Conversion Date” means August 1, 2009.

“Convertible Note” means the promissory notes executed by the Borrower evidencing the Term Loan, as amended, restated, supplemented or otherwise modified from time to time.

“Debt” means:  (a) indebtedness for borrowed money or for the deferred purchase price of property or services; (b) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; (c) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a) or (b) above or (e) through (g) below; (d) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (e) indebtedness in respect of mandatory redemption or mandatory dividend rights on equity interests but excluding dividends payable solely in additional equity interests; (f) all obligations of a Person, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement entered into with the seller of a company or its assets or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition permitted hereby or an acquisition consummated prior to the date hereof; and (g) all obligations of a Person under any Hedging Agreement.

“Default” means any event, fact, circumstance or condition that, after any requirement for the giving of applicable notice or passage of time or both has been satisfied, would constitute, be or result in and Event of Default.

“Defaulting Bank” means any Bank that (a) has failed to fund any portion of the Revolving Loans, including Letters of Credit, required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Agent or any other Bank any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless such amount is the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Default Rate” means the lesser of:  (a) the Maximum Rate; or (b) the rate per annum which shall from day-to-day be equal to two percent (2%) in excess of the then applicable rate of interest under this Agreement or any Note.

“Distribution” means any dividend, distribution, payment, or transfer of property by the Borrower to any member of the Borrower, including, without limitation, Allowed Distributions, Reinvestment Distributions and Excess Distributions.

“EBITDA” means for any period, the total of the following each calculated without duplication for the Borrower for such period:  (a) Net Income; plus (b) any provision for (or less any benefit from) Income Taxes included in determining Net Income; plus (c) Interest Expense deducted in determining Net Income; plus (d) amortization and depreciation expense deducted in determining Net Income; plus (e) non cash extraordinary items deducted in determining Net Income.

“Eligible Accounts Receivable” means all unpaid Accounts, net of any credits, except that the following shall not in any event be deemed Eligible Accounts Receivable:

(a)	that portion of Accounts unpaid thirty (30) days or more after the invoice date;

(b)	that portion of Accounts that is disputed or subject to a claim of offset or a contra account;

(c)	that portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

(d)	Accounts owed by any unit of government, whether foreign or domestic, except Incentive Payments will be considered a part of Eligible Accounts Receivable as defined in this Agreement;

(e)	Accounts owed by an account debtor located outside the United States;

(f)	Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

(g)	Accounts owed by a guarantor, Affiliate, director, officer, employee, or member other than an Eligible Member, of the Borrower;

(h)
Accounts not subject to a duly perfected security interest in favor of the Agent and the Banks or which are subject to any lien, security interest or claim in favor of any Person other than the Agent and the Banks, including any payment or performance bond;

(i)	that portion of Accounts that has been restructured, extended, amended or modified; and

(j)	that portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes.

“Eligible Inventory” means all Inventory held for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, or materials used or consumed in the Borrower’s business and that has been specifically identified and accepted by the Agent, excluding all of the following inventory:

(a)
covered by documents of title, instruments, or chattel paper when these documents, instruments and paper are not owned and held by the Borrower or are subject to competing claims, liens or encumbrances;

(b)	intended to be sold outside of the ordinary course of business;

(c)	consigned, sold or leased to others or held on consignment or lease from others or subject to a bailment;

(d)	subject to a competing claim, lien or encumbrance unless other than any Permitted Liens;

(e)	paid for in advance with progress payments or any other sums to the Borrower in anticipation of the sale and delivery of inventory;

(f)	obsolete or unusable in the ordinary course of business; and

(g)	inventory of work in progress.

“Eligible Member” means Bunge North America or any other member of the Borrower deemed by the Agent to be an Eligible Member upon written request and at the reasonable discretion of the Agent.

“Environmental Laws” means all laws and regulations relating to environmental, health, safety and land use matters applicable to any property.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Events of Default” has the meaning specified in Section 6.01.

“Excess Cash Flow” means EBITDA, less the sum of:  (a) required payments in respect of Funded Debt; (b) Maintenance Capital Expenditures; and (c) Allowed Distributions.

“Excess Cash Flow Payment” has the meaning specified in Section 2.25.

“Excess Distributions” has the meaning specified in Section 5.02(b).

“Extraordinary Items” means items which are material and significantly different from the Borrower’s typical business activities, determined in accordance with GAAP.

“Federal Funds Rate” means the Federal Funds Rate as announced from time to time by the Federal Reserve Board.

“Financial Statements” has the meaning specified in Section 5.01(c).

“Fixed Charge Coverage Ratio” means the ratio of  EBITDA divided by the sum of (i) scheduled principal payments for the Loans, (ii) scheduled principal payments for Subordinated Debt, (iii) interest on the Loans, (iv) cash interest on Subordinated Debt, (v) Distributions, and (vi) Maintenance Capital Expenditures.

“Fixed Rate Loan” means that portion of the unpaid principal balance of the Construction Loan that was converted to a Term Loan which shall accrue interest at a fixed rate pursuant to Section 2.03(d).

“Food Security Act” means the Food Security Act of 1985, 7 U.S.C. § 1631, as amended, and the regulations promulgated thereunder.

“Funded Debt” means the principal amount of all Debt of the Borrower having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin) excluding, however, the principal amount due under any Term Revolving Note or any other line of credit used by Borrower for working capital purposes, all determined in accordance with GAAP for the period in question.

“GAAP” means generally accepted accounting principles of the United States of America, consistently applied.

“Governmental Authority” means and includes any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipality, city, or otherwise) whether now or hereafter in existence.

“Hedging Agreement” means any interest rate swap, interest rate caps, interest rate collars or other similar agreements enabling a Person to fix or limit its interest expense or pursuant to any foreign exchange, currency hedging, commodity hedging, security hedging or other agreement enabling a Person to limit the market risk of holding currency, a security or a commodity in either the cash or futures markets.

“Hedging Obligations” means all obligations, indebtedness, and liabilities of the Borrower arising under any Hedging Agreement entered into by the Borrower, whether now existing or hereafter arising, and whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including all fees, costs, and expenses (including attorneys’ fees and expenses) provided for in such Hedging Agreement.

“ICM” means ICM, Inc. a Kansas corporation.

“ICM Term Loan” means that certain subordinated term loan to be made to Borrower by ICM under a Subordinated Term Loan Note, which Subordinated Term Loan Note shall be in an original principal amount not exceeding $10,300,000.00 shall be in form and substance reasonably acceptable to Agent and shall have a maturity date that is not earlier than August 31, 2014.

“Incentive Payments” means any and all federal or state governmental subsidies, payments, transfers or other benefits, whether now or hereafter established, received by the Borrower.

“Income Taxes” means the applicable state, local or federal tax on the Net Income of the Borrower.

“Intellectual Property” has the meaning specified in Section 4.01(p).

“Interest Expense” means for any period, the total interest expense of the Borrower.

“Interest Period” means (for each Loan) (a) initially, the period beginning on (and including) the date on which the Loan is made and ending on (but excluding) the first day of the next calendar month thereafter; and (b) thereafter, each period commencing on the first day of each succeeding calendar month thereafter and ending on the last day of such month.  Notwithstanding the foregoing: (a) any Interest Period which would otherwise extend beyond the Maturity Date shall end on the Maturity Date, and (b) other than the initial Interest Period and the final Interest Period, no Interest Period shall have a duration of less than one (1) month.

“Inventory” means all of the Borrower’s inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

“Iowa Western Job Training Agreement” means that certain Industrial New Jobs Training Agreement between Iowa Western Community College, Council Bluffs, Iowa and the Borrower dated as of April 1, 2009.

“Issuer” means (a) AgStar Financial Services, PCA, or (b) any successor Issuer under Section 2.08, in its capacity as the issuer of Letters of Credit hereunder.

“Letter of Credit” means the Revolving Letters of Credit issued by the Issuer pursuant to the terms and conditions of this Agreement.

“Letter of Credit Liabilities” means, at any time, the aggregate maximum amount available to be drawn under all outstanding Letters of Credit (in each case, determined without regard to whether any conditions to drawing could then be met) and all unreimbursed drawings under Letters of Credit.

“LIBOR Rate” (London Interbank Offered Rate) means the One Month London Interbank Offered Rate (“One Month LIBOR”), rounded upward to the nearest ten thousandth of one percent, reported on the tenth day of the month preceding each Interest Period by the Wall Street Journal in its daily listing of money rates, defined therein as the average of interbank offered rates for dollar deposits in the London market. If a One Month LIBOR rate is not reported on the tenth day of a month, the One Month LIBOR rate reported on the first business day preceding the tenth day of the month will be used. If this index is no longer available, Lender will select a new index which is based upon comparable information.

“LIBOR Rate Account” means any portion of the Advances which bears interest at a rate determined by reference to the LIBOR Rate.

“Loan and Carrying Charges” means all commitment fees to the Banks, brokerage fees, standby fees, interest charges, service fees, attorneys’ fees, contractors’ fees, developers’ fees, funding fees, title insurance fees and charges, recording fees, registration taxes, real estate taxes, special assessments, insurance premiums, and utility charges incurred by the Borrower in the construction of the Project and issuance of the Notes, all costs incurred in acquisition of the Real Property and any other costs incurred in the development of the Project.

“Loan Documents” means (as amended, restated, supplemented or otherwise modified from time to time) this Agreement, the Notes, the Bank Supplements, the Letters of Credit, the Security Agreement, the Mortgage, the Issuer’s letter of credit requests and reimbursement agreements, and all other agreements, documents, instruments, and certificates of the Borrower delivered to, or in favor of, the Agent or the Banks under this Agreement or in connection herewith or therewith, including all agreements, documents, instruments, certificates delivered in connection with the extension of Advances by the Banks, and all documents governing the Hedging Obligations.

“Loan Obligations” means all obligations, indebtedness, and liabilities of the Borrower to the Agent or the Banks, including the Reimbursement Obligations, arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including the obligation of the Borrower to repay the Advances, interest on the Advances, and all fees, costs, and expenses (including reasonable attorneys’ fees and expenses) provided for in the Loan Documents.

“Loan/Loans” means and includes the  Term Loan, the Term Revolving Loan, the Revolving Line of Credit Loan, the Swingline Loan, and any other financial accommodations extended to the Borrower by the Agent or the Banks pursuant to the terms of this Agreement.

“Long Term Debt” means indebtedness that matures more than one year after the date of determination thereof.

“Long Term Marketing Agreement” means any contract, agreement or understanding of the Borrower having a term of one year or more after the date of determination thereof relating to the sale of any raw materials, inventory, products or by-products of the Borrower.

“Maintenance Capital Expenditures” means all Capital Expenditures made in the ordinary course of business to maintain existing business operations of the Borrower in any fiscal year, determined in accordance GAAP.

“Material Adverse Effect” means any set of circumstances or events which:  (a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of any Loan Document or any material term or condition contained therein; (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business assets, operations, or property of the Borrower; or (c) materially impairs or could reasonably be expected to materially impair the ability of the Borrower to perform the obligations under the Loan Documents.

“Material Contract” means (a) any contract or any other agreement, written or oral, of the Borrower involving monetary liability of or to any such person in an amount in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) per year; and (b) any other contract or agreement, written or oral, of the Borrower , the failure to comply with which could reasonably be expected to have a Material Adverse Effect on the Borrower; provided, however, that any contract or agreement which is terminable by a party other than the Borrower without cause upon notice of ninety (90) days or less shall not be considered a Material Contract.

“Maturity Date” means the fifth (5th) anniversary of the Conversion Date.

“Maximum Excess Cash Flow Payment” has the meaning specified in Section 2.25.

“Maximum Rate” means the maximum nonusurious interest rate, if any, at any time, or from time to time, that may be contracted for, taken, reserved, charged or received under applicable state or federal laws.

“Monthly Payment Date” means the first day of each calendar month.

“Mortgage” means that certain Mortgage of even date herewith, pursuant to which a mortgage interest shall be given by the Borrower to the Agent, for the benefit of the Banks, in the Real Property to secure payment to the Agent and the Banks of the Loan Obligations.

“Net Income” means net income of the Borrower as determined in accordance with GAAP.

“Note/Notes” means and includes the Convertible Note, the Term Revolving Note, the Revolving Line of Credit Note, and all other promissory notes executed and delivered to the Agent or the Banks by the Borrower pursuant to the terms of this Agreement, as the same may be amended, modified, supplemented, extended or restated from time to time.

“Obligations” means the Loan Obligations and/or the Hedging Obligations.

“Ordinary Trade Payable Dispute” means trade accounts payable, in an aggregate amount not in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) with respect to the Borrower, and with respect to which: (a) there exists a bona fide dispute between the Borrower and the vendor, (b) the Borrower is contesting the same in good faith by appropriate proceedings, and (c) the Borrower has established appropriate reserves on its financial statements.

“Outstanding Credit” means, at any time of determination, the sum of (a) the aggregate amount of Advances then outstanding (or when calculated with respect to a Bank, the aggregate amount of Advances made by such Bank), plus (b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to a Bank, including the Agent as a Bank, such Bank’s participation interest in such Letter of Credit Liabilities), if any.

“Outstanding Revolving Advances” means the total Outstanding Credit under Section 2.05.

“Outstanding Term Revolving Advances” means the total Outstanding Credit under Section 2.04.

“Permitted Liens” has the meaning specified in Section 5.02.

“Person” means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

“Personal Property” means all buildings, structures, equipment, fixtures, improvements, building supplies and materials and other personal property now or hereafter attached to, located in, placed in or necessary to the use of the improvements on the Real Property including all machinery, fixtures, equipment, furnishings, and appliances, as well as all renewals, replacements, additions, and substitutes thereof, and all products and proceeds thereof, and all accounts, chattel paper, payment intangibles, other rights to payment, inventory, farm products, equipment, investment property, money, deposit accounts, instruments, insurance proceeds and general intangibles of the Borrower, whether now owned or hereafter acquired.

“Pro Rata Share” means, with reference to any Bank at the time any determination thereof is to be made, a fraction, expressed as a percentage, the numerator of which shall be an amount equal to the Bank’s Commitment then in effect for the Term Loan, the Term Revolving Loan and/or the Revolving Line of Credit Loan, and the denominator of which shall be an amount equal to the sum of all the Commitments of all the Banks for the Term Loan, the Term Revolving Loan and/or the Revolving Line of Credit Loan, as the case may be.

“Project” means the ethanol production facility in Pottawattamie County, Iowa, for which the Loans to the Borrower are being made hereunder.

“Project Costs” means the total of all costs of acquiring the Real Property and constructing the Project as identified in the Project Sources and Uses Statement, together with all Loan and Carrying Charges.

“Public Noteholder Term Loans” means those certain subordinated term loans to be made to Borrower by certain investors in the aggregate principal amount of up to $10,000,000, each of which is to be evidenced by a Series A Convertible Subordinated Term Loan Note in form and substance reasonably acceptable to the Agent and registered with the Securities and Exchange Commission pursuant to a Form S-1 Registration Statement.

“Real Property” means that real property located in Pottawattamie County, Iowa, owned by the Borrower, upon which the Project is to be constructed and which is described in Schedule 3.01(c).

“Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuer for any demand for payment or drawing under a Letter of Credit together with any associated fees and expenses.

“Reinvestment Distributions” has the meaning specified in Section 5.02(b).

“Request for Advance” means any request for a Revolving Advance made pursuant to Section 2.04 or Section 2.05.

“Required Banks” means, at any date, any combination of Banks whose Commitments aggregate at least fifty-one percent (51%) of the aggregate Commitments; provided that the Commitments of, held or deemed held, by any Defaulting Bank shall be excluded for purposes of making a determination of the Required Banks.

“Revolving Advances” means the Term Revolving Loan Advances and the Revolving Line of Credit Advances.

“Revolving Commitment” means, with respect to any Bank, the total of such Bank’s Term Revolving Loan Commitment and Revolving Line of Credit Loan Commitment, as amended from time to time.

“Revolving Letters of Credit” has the meaning specified in Section 2.05(h).

“Revolving Letter of Credit Liabilities” means, at any time, the aggregate maximum amount available to be drawn under all outstanding Revolving Letters of Credit (in each case, determined without regard to whether any conditions to drawing could then be met) and all unreimbursed drawings under all Revolving Letters of Credit.

“Revolving Line of Credit Advance” means any Advance made under Section 2.05.

“Revolving Line of Credit Loan Commitment” means, with respect to any Bank, the amount set forth as the “Revolving Line of Credit Loan Commitment” of such Bank opposite such Bank’s name on:  (a) Schedule 2.01 hereto; or (b) after the execution of a Bank Supplement, the signature page of the then most recent Bank Supplement to which such Bank is a party, as amended from time to time.

“Revolving Line of Credit Loan” means that line of credit loan from the Banks to the Borrower in the amount of Fifteen Million and No/100 Dollars ($15,000,000.00) pursuant Section 2.05.

“Revolving Line of Credit Maturity Date” means March 31, 2011.

“Revolving Line of Credit Note” means the promissory notes executed by the Borrower evidencing the Revolving Line of Credit Loan, as amended, restated, supplemented or otherwise modified from time to time.

“Revolving Line of Credit Termination Date” has the meaning specified in Section 2.05(a).

“Revolving Loans” means the Revolving Line of Credit Loan and the Term Revolving Loan and any other revolving loan provided by the Banks to the Borrower pursuant to this Agreement.

“SARA” means the Superfund Amendment and Reauthorizations Act of 1986, as amended, and all regulations promulgated thereunder.

“Security Agreement” means that certain Security Agreement of even date herewith executed by the Borrower in favor of the Banks, and includes any agreements, promises, covenants, arrangements, understandings, or other agreements, whether created by law, contract, or otherwise, which evidence, govern, represent, or create a Security Interest, as the same has been and may hereafter be amended or otherwise modified.

“Security Interest” means and includes any type of collateral security, whether in the form of a lien, charge, mortgage, assignment of rents, deed of trust, assignment, pledge, account control agreement, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

“Subordinated Debt” means (i) One Hundred Thousand and No/100 Dollars ($100,000.00) loan from the Iowa Department of Economic Development; (ii) any repayment obligations outstanding under the Iowa Western Job Training Agreement; (iii) the Bunge Revolving Loan, (iv) the Subordinated Term Loan, and all accrued and unpaid interest thereon, and (iv) that portion of the Commerce Bank Loan that has not been replaced by the Subordinated Term Loan.

“Subordinated Loans” means the Subordinated Term Loan, the Bunge Revolving Loan, and the Commerce Bank Loan.

“Subordinated Term Loans” means, collectively, the ICM Term Loan, the Bunge Term Loan and each Public Noteholder Term Loan and “Subordinated Term Loan” means any of them.

“Subordination Agreement” means that certain Subordination Agreement among Bunge, ICM, the Trustee on behalf of public note holders, and the Agent, in a form and substance satisfactory to the Agent and the Required Banks, as the same may be amended or restated from time to time.

“Swingline Advances” means any Advance made under Section 2.06(b).

“Swingline Bank” means AgStar in its capacity as the Swingline Bank under Section 2.06.

“Swingline Commitment” has the meaning specified in Section 2.06(a).

“Swingline Loans” means the loans made to the Borrower pursuant to Section 2.06, in the amount of the Swingline Advances.

“Swingline Maturity” has the meaning specified in Section 2.06(d).

“Tangible Net Worth” means the excess of total assets over total liabilities (excluding that portion of the Bunge Revolving Loan and the Subordinated Term Loans that has been advanced and/or unconditionally committed to the Borrower and is at the time of determination then outstanding, and all accrued and unpaid interest on such amounts), total assets and total liabilities each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.01(c) for the Borrower, excluding, however, from the determination of total assets:  (a) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles; (b) treasury stock; (c) securities which are not readily marketable; (d) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Debt (e) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to the Closing Date; (f) amortized start-up costs; and (g) any items not included in clauses (a) through (f) above which are treated as intangibles in conformity with GAAP.

“Tangible Owner’s Equity” means the Tangible Net Worth divided by total assets of the Borrower, measured annually at the end of each fiscal year, and expressed as a percentage.

“Term Loan” means the amortizing loan from the Banks to the Borrower in the amount of One Hundred and One Million and No/100 Dollars ($101,000,000.00), pursuant Section 2.03.

“Term Revolving Loan” means the loan from the Banks to the Borrower in the amount of Ten Million and No/100 Dollars ($10,000,000.00), pursuant Section 2.04.

“Term Revolving Loan Advance” means any Advance made under Section 2.04.

“Term Revolving Loan Commitment” means, with respect to any Bank, the amount set forth as the “Term Revolving Loan Commitment” of such Bank opposite such Bank’s name on:  (a) Schedule 2.01 hereto; or (b) after the execution of a Bank Supplement, the signature page of the then most recent Bank Supplement to which such Bank is a party, as amended from time to time.

“Term Revolving Loan Termination Date” has the meaning specified in Section 2.04(a).

“Term Revolving Note” means the promissory notes executed by the Borrower evidencing the Term Revolving Loan, as amended, restated, supplemented or otherwise modified from time to time.

“Working Capital” means the current assets of the Borrower less the current liabilities (excluding that portion of the Bunge Revolving Loan and the Subordinated Term Loans that has been advanced and/or unconditionally committed to the Borrower and is at the time of determination then outstanding, and all accrued and unpaid interest on such amounts) of the Borrower, as determined in accordance with GAAP.

Section 1.02.          Accounting Matters.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP, except as otherwise stated herein.  To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not change the manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal years is calculated.

Section 1.03.         Construction.  Wherever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.  The headings, captions or arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Loan Documents, nor affect the meaning thereof.

ARTICLE II
AMOUNTS AND TERMS OF THE LOANS

Section 2.01.          The Loans.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, the Banks have agreed to lend to Borrower and Borrower has agreed to borrow from the Banks the following amounts, for the purposes as further described below:

(a)           Construction Loan.  On the Conversion Date the Construction Loan was converted into the Term Loan and the Term Revolving Loan.

(b)           Term Loan.  On the Conversion Date, the Banks converted a portion of the Construction Loan into a Term Loan in the amount of One Hundred and One Million and No/100 Dollar ($101,000,000.00) pursuant to the terms and conditions set forth in Section 2.03 and the Convertible Note.

(c)           Term Revolving Loan.  As of the Conversion Date, the Banks agreed to lend to the Borrower and the Borrower agreed to borrow from the Banks from time to time on a revolving basis an amount not to exceed Ten Million and No/100 Dollars ($10,000,000.00), pursuant to the terms and conditions set forth in Section 2.04 and the Term Revolving Note.

(d)           Revolving Line of Credit Loan.  The Banks agree to lend to the Borrower and the Borrower agrees to borrow from the Banks from time to time on a revolving basis an amount not to exceed Fifteen Million and No/100 Dollars ($15,000,000.00), pursuant to the terms and conditions set forth in Section 2.05 and the Revolving Line of Credit Note.

(e)           Swingline Loan.  The Swingline Bank agrees to lend to the Borrower and the Borrower agrees to borrow from the Swingline Bank from the Conversion Date and from time to time thereafter on a revolving basis an amount not to exceed One Million and No/100 Dollars ($1,000,000.00), pursuant to the terms and conditions set forth in Section 2.06.

Section 2.02.          [Intentionally omitted].

Section 2.03.          Term Loan.

(a)           Purpose. The Term Loan shall be used for the purpose of acquiring the Project and related assets.

(b)           Term Loan Interest Rate.  That portion of the Term Loan that has not been converted to a Fixed Rate Loan pursuant to Section 2.03(d) shall bear interest at a variable rate equal to the LIBOR Rate plus three hundred forty five (345) basis points; notwithstanding the forgoing, the applicable interest rate on the Term Loan shall at no time be less than five percent (5.0%) per annum.  The rate of interest due hereunder shall initially be determined as of the Conversion Date and shall thereafter be adjusted as and when the LIBOR Rate changes.  All such adjustments to the rate of interest shall be made and become effective as of the first Adjustment Date following such change in the LIBOR Rate.  All such adjustments to said rate shall be made and become effective as of the Adjustment Date, and said rate as adjusted shall remain in effect until and including the day immediately preceding the next Adjustment Date.  Interest hereunder shall be computed on the basis of a year of three hundred sixty five (365) days, but charged for actual days principal is outstanding.  In no event shall the applicable rate exceed the Maximum Rate.

(c)           Term Loan Term.  The Term Loan term shall run for a period beginning on the Conversion Date and ending on the Maturity Date.

(d)           Conversion to Fixed Rate Loan.  On a date that is not earlier than 30 days after the Conversion Date, the Borrower may convert up to but not more than fifty percent (50%) of the Term Loan to a Fixed Rate Loan, bearing interest at a rate equal to the rate listed in the “Government Agency and Similar Issues” section of the Wall Street Journal for the Federal Farm Credit Bank or the Federal Home Loan Bank having a maturity approximately equal to the Maturity Date, which is in effect at the time of the proposed conversion, plus 325 basis points, or another rate agreed upon by the Agent and the Borrower, which rate shall not be less than five percent (5.0%) per annum.  The Borrower shall provide written notice to the Agent at least thirty (30) days prior to the proposed conversion date of its intention to convert any portion of the Term Loan to a Fixed Rate Loan.  Such written notice shall specify the specific dollar amount that Borrower is electing to convert to a Fixed Rate Loan.  Any amount subject to a fixed rate of interest pursuant to this Section shall not be subject to any adjustments under Section 2.11.

(e)           Repayment of Term Loan.  Beginning on the Conversion Date and continuing on each Monthly Payment Date thereafter until the sixth (6th) month after the Conversion Date, the Borrower shall pay to the Agent for the account of the Banks monthly payments of accrued interest.  Beginning on the first (1st) day of the seventh (7th) month following the Conversion Date (the “Amortization Date”), and continuing on the each Monthly Payment Date thereafter until the Maturity Date, the Borrower shall pay to the Agent for the account of the Banks equal monthly payments of principal and accrued interest in such amounts as would be required to fully amortize the entire outstanding principal balance of the term note, together with accrued interest thereon, over a period of one hundred fourteen (114) months from the Amortization Date.  The outstanding principal balance, together with all accrued interest, if not paid sooner, shall be due and payable in full on the Maturity Date.  Following the Conversion Date, and in addition to all other payments of principal and interest required under this Agreement and the Convertible Note, the Borrower shall remit to the Agent for the account of the Banks the Excess Cash Flow Payment required pursuant to Section 2.25.

Section 2.04.                      Term Revolving Loan.

(a)           Term Revolving Loan.  Subject to the terms and conditions set forth in this Agreement, the Banks agree to make one or more Advances to the Borrower on a revolving basis, during the period beginning on the Conversion Date and ending on the Business Day immediately preceding the Maturity Date (the “Term Revolving Loan Termination Date”), in an aggregate principal amount outstanding at any one time not to exceed Ten Million and No/100 Dollars ($10,000,000.00).  The Term Revolving Loan shall mature and be due and payable in full at 12:00 P.M. (Minneapolis, Minnesota time) on the Maturity Date.  Term Revolving Loan Advances borrowed, repaid or prepaid may be reborrowed at any time prior to the Term Revolving Loan Termination Date; provided, however, that at no time shall the Outstanding Term Revolving Advances exceed Ten Million and No/100 Dollars ($10,000,000.00).

(b)           Purpose.  Term Revolving Loan Advances may be used for cash and inventory management purposes of the Borrower, including closing costs and fees associated with the Term Revolving Loan.  The Borrower agrees that the proceeds of the Term Revolving Loan are to be used only for the purposes set forth in this Section 2.04(b).

(c)           [Intentionally Omitted.]

(d)           Availability.  Subject to the provisions of this Agreement, during the period commencing on the Availability Date and ending on the Term Revolving Loan Termination Date, Advances under the Term Revolving Loan will be made as provided in Section 2.04(e).

(e)           Making the Advances.  Each Term Revolving Loan Advance shall be made by the Borrower delivering a Request for Advance to the Agent specifying the amount of such Advance.  Each Request for Advance must be delivered to the Agent by the Borrower before 12:00 P.M. (Minneapolis, Minnesota time) on a Business Day which is at least three (3) Business Days prior to the date of such Term Revolving Loan Advance; provided however that no such Term Revolving Loan Advance shall be made while an Event of Default exists or if the interest rate for such LIBOR Rate loan would exceed the Maximum Rate.  Any Request for Advance received by Borrower after 12:00 P.M. (Minneapolis, Minnesota time) on a Business Day shall be deemed to have been received and be effective on the next Business Day.  The amount of the Term Revolving Loan Advance requested from the Banks shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by:  (i) depositing the same, in same day funds, in an account of the Borrower; or (ii) wire transferring such funds to a Person or Persons designated by the Borrower in writing.

(f)           Requests for Advances Irrevocable.  Each Request for Advance shall be irrevocable and binding on the Borrower and the Borrower shall indemnify the Agent and the Banks against any loss or expense any of them may incur as a result of any failure to borrow any Term Revolving Loan Advance after a Request for Advance (including any failure resulting from the failure to fulfill on or before the date specified for such Advance the applicable conditions set forth in Section 2.04(c)), including any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Banks to fund such Term Revolving Loan Advance when such Advance, as a result of such failure, is not made on such date.

(g)           Minimum Amounts.  Each Term Revolving Loan Advance shall be in a minimum amount equal to Fifty Thousand and No/100 Dollars ($50,000.00).

(h)           Conditions Precedent to Advances.  The Banks’ obligation to make each Term Revolving Loan Advance under the Term Revolving Note shall be subject to the terms, conditions and covenants set forth in this Agreement, including the following further conditions precedent:

(i)            Representations and Warranties.  The representations and warranties set forth in this Agreement are true and correct in all material respects as of the date of the Request for Advance for any Term Revolving Loan Advance, except as disclosed in writing to the Agent and the Banks, to the same extent and with the same effect as if made at and as of the date thereof;

(ii)           No Defaults.  The Borrower is not in Default under the terms of this Agreement, the Loan Documents or any other Material Contract to which the Borrower is a party and which relates to the construction of the Project or the operation of the Borrower’s business; and

(iii)          Government Action.  No license, permit, permission or authority necessary for the construction, operation or use of the Project, and necessary and procurable at such time, has been denied, revoked or challenged by or before any Governmental Authority.

(i)            Interest Rate.  Subject to the provisions of Sections 2.03 and 2.04, the Term Revolving Loan shall bear interest at a variable rate equal to the LIBOR Rate plus three hundred forty-five (345) basis points, or as otherwise provided in Section 2.11; notwithstanding the forgoing or the provisions of Section 2.11, the applicable interest rate on the Term Revolving Loan shall at no time be less than five percent (5.0%) per annum.  The rate of interest due hereunder shall initially be determined as of the Conversion Date and shall thereafter be adjusted as and when the LIBOR Rate changes.  All such adjustments to the rate of interest shall be made and become effective as of the first Adjustment Date following such change in the LIBOR Rate.  All such adjustments to said rate shall be made and become effective as of the Adjustment Date, and said rate as adjusted shall remain in effect until and including the day immediately preceding the next Adjustment Date.  Interest hereunder shall be computed on the basis of a year of three hundred sixty five (365) days, but charged for actual days principal is outstanding.  In no event shall the applicable rate exceed the Maximum Rate.

(j)            Funding of Advances.  Upon receipt by the Agent from the Borrower of any Request for Advance for any Term Revolving Loan Advance, the Agent shall promptly notify the Borrower and the other Banks as to the amount to be paid as a result of such Request for Advance.  Not later than 12:00 P.M. (Minneapolis, Minnesota time) on the applicable payment date each Bank will make available to the Agent, in immediately available funds, an amount equal to such Bank’s Pro Rata Share of the amount to be paid as a result of such Request for Advance.

(k)           Repayment of the Term Revolving Loan.  The Borrower will pay interest on the Term Revolving Loan on each  Monthly Payment Date, commencing on the first Monthly Payment Date following the date on which the first Advance is made on the Term Revolving Loan, and continuing on each Monthly Payment Date thereafter until the Term Revolving Loan Maturity Date.  On the Term Revolving Loan Maturity Date, the amount of the then unpaid principal balance of the Term Revolving Loan and any and all other amounts due and owing hereunder or under any other Loan Document relating to the Term Revolving Loan shall be due and payable.  If any Monthly Payment Date is not a Business Day, then the principal installment then due shall be paid on the next Business Day and interest shall continue to accrue until paid.

Section 2.05.         Revolving Line of Credit Loan.

(a)           Revolving Line of Credit Loan.  On the terms and conditions set forth in this Agreement, the Banks agree to make one or more Revolving Line of Credit Advances to the Borrower on a revolving basis, during the period beginning on March 31, 2010, and ending on the Business Day immediately preceding the Revolving Line of Credit Maturity Date (the “Revolving Line of Credit Termination Date”), in an aggregate principal amount outstanding at any one time not to exceed Fifteen Million and No/100 Dollars ($15,000,000.00); provided, however, that at no time shall the Outstanding Revolving Advances exceed the Borrowing Base.  The Revolving Line of Credit Loan shall mature and be due and payable in full at 12:00 P.M. (Minneapolis, Minnesota time) on the Revolving Line of Credit Maturity Date.  Subject to Section 2.05(h), Revolving Line of Credit Advances borrowed and repaid or prepaid may be reborrowed at any time prior to the Revolving Line of Credit Termination Date.

(b)           Purpose.  Revolving Line of Credit Advances may be used by the Borrower for general business and operating purposes, including closing costs and fees associated with the Revolving Line of Credit Loan.  The Borrower agrees that the proceeds of the Revolving Line of Credit Loan are to be used only for the purposes set forth in this Section 2.05(b).

(c)           Conditions Precedent to All Advances.  The Banks’ obligation to fund each Revolving Line of Credit Advance shall be subject to the terms, conditions and covenants set forth in this Agreement, including the following further conditions precedent:

(i)            [Intentionally omitted];

(ii)           Borrowing Base Certificate.  The Borrower shall have submitted to the Agent a Borrowing Base Certificate as required under Section 5.01(c)(xvi);

(iii)          Representations and Warranties.  The representations and warranties set forth in this Agreement are true and correct in all material respects as of the date of the Request for Advance for any Revolving Line of Credit Advance to the same extent and with the same effect as if made at and as of the date thereof, except as disclosed in writing to the Agent and the Banks;

(iv)          No Defaults.  The Borrower is not in Default under the terms of this Agreement, the Loan Documents or any other Material Contract to which the Borrower is a party and which relates to the construction or operation of the Project or operation of the Borrower’s business;

(v)           Government Action.  No license, permit, permission or authority necessary for the construction or operation of the Project, and necessary and procurable at such time, has been denied, revoked or challenged by or before any Governmental Authority; and

(vi)          Marketing Agreements.  The Borrower has executed marketing agreements for all ethanol and DDGS to be produced at the Project and provided the Agent with a collateral assignment of each such agreement in form and content satisfactory to the Agent and its counsel, in their reasonable discretion, and acknowledged by the non-Borrower party to each such agreement.

(d)           Availability.  Subject to the provisions of this Agreement, during the period commencing on the Availability Date and ending on the Revolving Line of Credit Termination Date, Revolving Line of Credit Advances under the Revolving Line of Credit Loan may be made as provided in this Agreement.

(e)           Making the Advances.  Each Revolving Line of Credit Advance shall be made by the Borrower delivering a Request for Advance to the Agent specifying the amount of such Advance.  Each Request for Advance must be delivered to the Agent by the Borrower, before 12:00 P.M. (Minneapolis, Minnesota time) on a Business Day which is at least three (3) Business Days prior to the date of such Revolving Line of Credit Advance; provided however that no such Revolving Line of Credit Advance shall be made while an Event of Default exists or if the interest rate for such LIBOR Rate loan would exceed the Maximum Rate.  Any Request for Advance received by the Agent after 12:00 P.M. (Minneapolis, Minnesota time) on a Business Day shall be deemed to have been received and be effective on the next Business Day.  The amount of the Revolving Line of Credit Advance requested from the Banks shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by:  (i) depositing the same, in same day funds, in an account of the Borrower; or (ii) wire transferring such funds to a Person or Persons designated by the Borrower in writing.

(f)           Requests for Advances Irrevocable.  Each Request for Advance shall be irrevocable and binding on the Borrower and the Borrower shall indemnify the Agent and the Banks against any loss or expense any of them may incur as a result of any failure to borrow any Revolving Line of Credit Advance after a Request for Advance (including any failure resulting from the failure to fulfill on or before the date specified for such Advance the applicable conditions set forth in this Agreement), including any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Banks to fund such Revolving Line of Credit Advance when such Revolving Line of Credit Advance, as a result of such failure, is not made on such date.

(g)           Minimum Amounts.  Each Revolving Line of Credit Advance shall be in a minimum amount of Fifty Thousand and No/100 Dollars ($50,000.00).

(h)           Letters of Credit.  The Borrower may utilize the Revolving Line of Credit Loan Commitments by requesting that the Issuer issue, and the Issuer, subject to the terms and conditions of this Agreement, may, in its sole discretion, issue letters of credit for the Borrower’s account (such letters of credit being hereinafter referred to collectively as the “Revolving Letters of Credit”); provided, however, that:

(i)            the aggregate amount of all Revolving Letter of Credit Liabilities shall not at any time exceed the amount of Five Million and No/100 Dollars ($5,000,000.00);

(ii)           the sum of the outstanding Revolving Letters of Credit plus the outstanding Revolving Line of Credit Advances shall not at any time exceed the Borrowing Base; and

(iii)          the expiration date of a Revolving Letter of Credit advanced under the Revolving Line of Credit Loan shall be no later than the Revolving Line of Credit Maturity Date.

The issuance of any Revolving Letter of Credit issued under this Section 2.05(h) is subject to the provisions of Section 2.08.

(i)            Interest Rate.  The Revolving Line of Credit Loan shall bear interest at a rate equal to the LIBOR Rate plus three hundred forty-five (345) basis points, or as otherwise provided in Section 2.11; notwithstanding the forgoing or the provisions of Section 2.11, the applicable interest rate on the Revolving Line of Credit Loan shall at no time be less than five percent (5.0%) per annum.  The rate of interest due hereunder shall initially be determined as of the date of the first Advance made under the Revolving Line of Credit Note and shall thereafter be adjusted as and when the LIBOR Rate changes.  All such adjustments to the rate of interest shall be made and become effective as of the first Adjustment Date following such change in the LIBOR Rate.  All such adjustments to said rate shall be made and become effective as of the Adjustment Date, and said rate as adjusted shall remain in effect until and including the day immediately preceding the next Adjustment Date.  Interest hereunder shall be computed on the basis of a year of three hundred sixty five (365) days, but charged for actual days principal is outstanding.  In no event shall the applicable rate exceed the Maximum Rate.

(j)            Funding of Advances.  Upon receipt from the beneficiary of any Revolving Letter of Credit of any demand for payment or other drawing under such Revolving Letter of Credit, the Agent shall promptly notify the Borrower and the Banks as to the amount to be paid as a result of such demand for drawing and the respective payment date.  Not later than 12:00 P.M. (Minneapolis, Minnesota time) on the applicable payment date each Bank will make available to the Agent, in immediately available funds, an amount equal to such Bank’s Pro Rata Share of the amount to be paid as a result of such demand for drawing.

(k)           Repayment of the Revolving Line of Credit Loan.  The Borrower will pay accrued interest on the Revolving Line of Credit Loan on the first (1st) day of each month, commencing on the first (1st) Monthly Payment Date following the date on which the first Advance is made on the Revolving Line of Credit Loan, and continuing on each Monthly Payment Date thereafter until the Revolving Line of Credit Maturity Date.  On the Revolving Line of Credit Maturity Date, the amount of the then unpaid principal balance of the Revolving Line of Credit Loan and any and all other amounts due and owing hereunder or under any other Loan Document relating to the Revolving Line of Credit Loan will be due and payable.  If any Monthly Payment Date is not a Business Day, then the principal installment then due shall be paid on the next Business Day and shall continue to accrue interest until paid.

(l)            Mandatory Prepayments or Collateralization.  The Borrower shall, within five (5) days following the earlier of the delivery of each Borrowing Base Certificate hereunder or the day upon which such Borrowing Base Certificate was due, either (i) prepay the Revolving Line of Credit Advances in the amount, if any, by which the Outstanding Revolving Line of Credit Advances on the date of prepayment under this Section 2.05(l) exceeds the Borrowing Base at such time, together with accrued interest to the date of such prepayment on the amount prepaid, or (ii) pledge and assign to the Agent additional collateral acceptable to the Agent, in the Agent’s sole discretion, and deliver all documentation that the Agent, in its sole discretion, may require in connection with such pledge and assignment and the perfection of a first-priority Security Interest in such additional Collateral, so that the Borrowing Base plus the value assigned by the Agent, in its sole discretion, to such additional Collateral equals or exceeds the Outstanding Revolving Line of Credit Advances.

Section 2.06.         Swingline Loan.

(a)           Swingline Loan.  Subject to the terms and conditions of this Agreement, the Swingline Bank agrees to make one or more Advances to the Borrower from time to time, from and including the Conversion Date to, but excluding, the Term Revolving Loan Termination Date and the Revolving Line of Credit Termination Date, in an aggregate principal amount at any time outstanding up to but not exceeding the Swingline Commitment; provided, however that after calculation of the participation interests of each Bank in such Advances:

(i)            the aggregate amount of outstanding Swingline Advances shall not at any time exceed the amount of One Million and No/100 Dollars ($1,000,000.00) (the “Swingline Commitment”);

(ii)           the Outstanding Credit applicable to a Bank shall not at any time exceed the lesser of (A) such Bank’s Pro Rata Share of the Borrowing Base, or (B) such Bank’s Revolving Line of Credit Loan Commitment; and

(iii)          the Outstanding Credit shall not at any time exceed the lesser of (A) the Borrowing Base or (B) the aggregate amount of the Commitments at such time.

Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Swingline Commitment.  The Swingline Bank may, by written notice given to the Agent not later than 10:00 A.M. (Minneapolis, Minnesota time) on any Business Day, require the Banks to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which the Banks will participate.  Promptly upon receipt of such notice, the Agent will give notice thereof to each Bank specifying in such notice such Bank’s Pro Rata Share of such Swingline Loan or Loans.  Each Bank hereby absolutely and unconditionally agrees upon receipt of notice as provided in this Section 2.06 to pay to the Agent for the account of the Swingline Bank such Bank’s Pro Rata Share of such Swingline Loan or Loans.  Each Bank acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Bank shall comply with its obligation under this Subsection by wire transfer of immediately available funds, in the same manner as provided in Section 2.21 with respect to Loans made by such Bank (and Section 2.22 shall apply to the payment obligations of the Banks), and the Agent shall promptly pay to the Swingline Bank the amounts so received by it from the Banks.  The Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this subsection, and thereafter payments in respect of such Swingline Loan shall be made to the Agent and not to the Swingline Bank.  Any amounts received by the Swingline Bank from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Bank of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Banks that shall have made their payments pursuant to this Subsection and to the Swingline Bank, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this Subsection shall not relieve the Borrower of any default in the payment thereof.  Notwithstanding the foregoing, a Bank shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this Subsection if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Bank shall have notified the Swingline Bank in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Bank will not acquire participations in Swingline Loans made while such Event of Default is continuing.

(b)           Swingline Advances.  Each Swingline Advance shall be made, to the extent that the Swingline Bank is so obligated under Section 2.05(a), on a Request for Advance from the Borrower to the Agent delivered before 12:00 P.M. (Minneapolis, Minnesota time) on the date of such Swingline Advance, specifying the amount of such Swingline Advance.  Any Request for Advance applicable to a Swingline Advance received after 12:00 P.M. (Minneapolis, Minnesota time) shall be deemed to have been received and be effective on the next Business Day.  The amount of each Swingline Advance made hereunder shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by (i) depositing the same, in same day funds, in an account of the Borrower or (ii) wire transferring such funds to a Person or Persons designated by the Borrower in writing.

(c)           Minimum Amounts.  Each Swingline Advance shall be in a minimum amount equal to Fifty Thousand and No/100 Dollars ($50,000.00).

(d)           Repayment of Swingline Loan.  The Borrower shall pay to the Agent for the account of the Swingline Bank the outstanding principal amount of each Swingline Advance on the earlier of (i) the Term Revolving Loan Termination Date, (ii) the Revolving Line of Credit Termination Date, or (iii) the date which is thirty (30) days after the Swingline Advance is made (the earliest of such date with respect to a Swingline Advance herein the “Swingline Maturity”).  Subject to the other terms and conditions of this Agreement, the Borrower may repay a Swingline Advance on its Swingline Maturity or at any time prior thereto by requesting a Revolving Advance in accordance with Sections 2.04(e) or 2.05(e) with the proceeds thereof payable to the Swingline Bank for its own account.  The Swingline Bank, at any time in its sole and absolute discretion and whether or not a Swingline Maturity shall have occurred, may require that each other Bank fund its participation in the then outstanding principal amount of all Swingline Advances by giving each other Bank notice thereof as set forth herein below.  Additionally, if the Borrower shall not have repaid a Swingline Advance by 12:00 P.M. (Minneapolis, Minnesota time) on the corresponding Swingline Maturity, the Swingline Bank will notify each Bank of the aggregate principal amount of the Swingline Advance which has not been repaid.  Upon the giving of any notice by the Swingline Bank under either of the preceding two sentences, each such Bank shall make available to the Swingline Bank, in immediately available funds, an amount equal to its Pro Rata Share of the aggregate principal amount of the Swingline Advance or Swingline Advances subject to such notice by not later than 3:00 P.M. (Minneapolis, Minnesota time) on the date such notice is received if such notice is received by 12:00 P.M., or by 11:00 A.M. (Minneapolis, Minnesota time) on the next Business Day if such notice is received after 12:00 P.M. (Minneapolis, Minnesota time), whether or not the conditions to an Advance under Article III are satisfied.

(e)           Swingline Interest Rate.  The Swingline Loan shall bear interest at a rate equal to the LIBOR Rate plus three hundred forty-five (345) basis points; notwithstanding the forgoing, the applicable interest rate on the Swingline Loan shall at no time be less than five percent (5.0%) per annum.  The rate of interest due hereunder shall initially be determined as of the date of each Swingline Advance and shall thereafter be initially adjusted on the first day of the immediately succeeding calendar month.  All such adjustments to the rate of interest shall be made and become effective as of the first Adjustment Date following each Swingline Advance.  All such adjustments to said rate shall be made and become effective as of the Adjustment Date, and said rate as adjusted shall remain in effect until and including the day immediately preceding the next Adjustment Date.  Interest hereunder shall be computed on the basis of a year of three hundred sixty five (365) days, but charged for actual days principal is outstanding.  In no event shall the applicable rate exceed the Maximum Rate.

Section 2.07.          Evidence of Debt.  The extension of credit made by each Bank shall be evidenced by one or more accounts or records maintained by such Bank and by the Agent in the ordinary course of business.  The accounts or records maintained by the Agent and each Bank shall be prima facie evidence of the amount of the credit extensions made by the Banks to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Bank and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.  Upon the request of any Bank made through the Agent, the Borrower shall execute and deliver to such Bank (through the Agent) a promissory note in the form in a form and substance acceptable to the Agent and the Banks, which shall evidence such Bank’s loans in addition to such accounts or records.  Each Bank may attach schedules to its Note and endorse thereon the date, amount and maturity of its loans and payments with respect thereto.  Upon the termination of the Commitments and repayment of all Obligations hereunder, each Bank shall, at the request of the Borrower (and at the Borrower’s expense), return to the Borrower the Note or Notes evidencing such Bank’s loans marked “cancelled.”

Section 2.08.          Letters of Credit.  All Letters of Credit that are issued under this Agreement are subject to the following:

(a)           Letter of Credit Request Procedure.  The Borrower shall give the Agent and the Issuer irrevocable prior notice (effective upon receipt) on or before 12:00 P.M. (Minneapolis, Minnesota time) on a Business Day which is at least three (3) Business Days prior to the date of the requested issuance of a Letter of Credit specifying the requested amount, the beneficiary of each Letter of Credit to be issued, the expiry date and issuance date of each Letter of Credit to be issued, and the nature of the transactions to be supported thereby.  Any such notice received after 12:00 P.M. (Minneapolis, Minnesota time) on a Business Day shall be deemed to have been received and be effective on the next Business Day.  Upon receipt of such notice, the Agent shall promptly notify each Bank of the face amount and expiry date of such Letter of Credit and of such Bank’s Pro Rata Share of the amount of the proposed Letter of Credit.  The Issuer shall provide a Bank a copy of each Letter of Credit it has issued hereunder upon such Bank’s request.  Each Letter of Credit shall be substantially in the form of Exhibit C, shall be payable in U.S. dollars, shall be satisfactory in form and substance to the Agent and the Issuer, and shall be issued pursuant to such documentation as the Issuer may require, including the Issuer’s standard form letter of credit request and reimbursement agreement; provided that, in the event of any conflict between the terms of such credit request and reimbursement agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

(b)           Banks’ Pro Rata Shares.  Upon the date of issue of a Letter of Credit, the Issuer shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuer a participation to the extent of such Bank’s Pro Rata Share in such Letter of Credit and the related Letter of Credit Liabilities.

(c)           Letter of Credit Fees.  The Borrower shall pay to the Agent for the account of each Bank an irrevocable letter of credit fee on each such Bank’s Pro Rata Share of the maximum amount available for drawings under each Letter of Credit, such letter of credit fee (i)  to be in an amount equal to one hundred fifty (150) basis points, on an annualized basis, of the maximum amount available to be drawn under such Letter of Credit, and (ii) to be paid on the date of issuance of such Letter of Credit and on each anniversary date of the date of issuance of such Letter of Credit for so long as such Letter of Credit remains outstanding.  After receiving any payment of any letter of credit fees under this Subsection (c), the Agent will promptly pay to each Bank the letter of credit fees then due such Bank.  With respect to each Letter of Credit, the Borrower shall also pay to the Issuer for its account only all fees, costs, and expenses of the Issuer arising in connection with any Letter of Credit, including the Issuer’s customary fees for amendments, transfers, and drawings on Letters of Credit.

(d)           Reimbursements.  After receipt of the notice delivered pursuant to Section 2.21 with respect to a Letter of Credit, the Borrower shall be irrevocably and unconditionally obligated to reimburse the Banks for any amounts paid by the Banks upon any demand for payment or drawing under the applicable Letter of Credit, without presentment, demand, protest, or other formalities of any kind other than the notice required by Section 2.21.  Such reimbursement shall occur no later than 3:00 P.M. (Minneapolis, Minnesota time) on the date of payment under the applicable Letter of Credit if the notice under Section 2.21 is received by 12:00 P.M. (Minneapolis, Minnesota time) on such date or by 11:00 A.M. (Minneapolis, Minnesota time) on the next Business Day, if such notice is received after 12:00 P.M. (Minneapolis, Minnesota time).  All payments on the Reimbursement Obligations (including any interest earned thereon) shall be made to the Agent for the account of the Banks in U.S. dollars and in immediately available funds, without set-off, deduction, or counterclaim.

(e)           Reimbursement Obligations Absolute.  The Reimbursement Obligations of the Borrower under this Agreement shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and the Borrower hereby waives any defense to the payment of the Reimbursement Obligations based on any circumstance whatsoever, including, in any case, the following circumstances:  (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (ii) any amendment or waiver of or any consent to departure from any Loan Document; (iii) the existence of any claim, set-off, counterclaim, defense, or other rights which the Borrower or any other Person may have at any time against any beneficiary of any Letter of Credit, the Agent, the Issuer, the Banks or any other Person, whether in connection with any Loan Document or any unrelated transaction; (iv) any statement, draft, or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) payment by the Issuer under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (vi) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that Reimbursement Obligations with respect to a Letter of Credit may be subject to avoidance by the Borrower if the Borrower proves in a final non-appealable judgment that it was damaged and that such damage arose directly from the Issuer’s willful misconduct or gross negligence in determining whether the documentation presented under the Letter of Credit in question complied with the terms thereof.

(f)           Issuer Responsibility.  The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit.  None of the Agent, the Issuer, the other Banks, or any of their respective officers or directors shall have any responsibility or liability to the Borrower or any other Person for:  (i) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Issuer; (ii) errors, omissions, interruptions, or delays in transmission or delivery of any messages; (iii) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect; (iv) the payment by the Issuer to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit; or (v) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit.  The Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(g)           Replacement of Issuer.  The Issuer may be replaced at any time by written agreement among the Borrower, the Agent, the Issuer and the successor Issuer.  The Agent shall notify the Banks of any such replacement of the Issuer.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuer pursuant to Section 2.08(c).  From and after the effective date of any such replacement, (i) the successor Issuer shall have all the rights and obligations of the Issuer under this Agreement with respect to Letters of Credit to be issued thereafter, and (ii) references herein to the term “Issuer” shall be deemed to refer to such successor or to any previous Issuer, or to such successor and all previous Issuers, as the context shall require.  After the replacement of an Issuer hereunder, the replaced Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

Section 2.09.         Obligations Several.  The failure of any Bank to make its Pro Rata Share of any Advance required to be made by it shall not relieve any other Bank of its obligation, if any, under this Agreement to make its Pro Rata Share of any Advance required to be made by it, but no Bank shall be responsible for the failure of any other Bank to make any portion of an Advance required to be made by such other Bank.

Section 2.10.         Non-Receipt of Funds by the Agent.  Unless the Agent shall have been notified by a Bank or the Borrower (the “Payor”) prior to the date on which such Bank is to make payment to the Agent hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, (a) the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate, or if the Payor is the Borrower at the applicable interest rate hereunder, for such period, and (b) the Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

Section 2.11.          Adjustments to Interest Rate.  Subject to the limitations on the minimum rate of interest set forth in Sections 2.03, 2.04 and 2.05, after the Conversion Date, the rate of interest under any Loan which bears interest at a variable rate, shall be adjusted according to the following schedule, should the Tangible Owner’s Equity of the Borrower, achieve the levels set forth below:

Tangible Owner’s Equity	Interest Rate

Equal to or less than 55.00%	Applicable LIBOR Rate plus 345
basis points

Greater than 55.00% and	Applicable LIBOR Rate plus 320
Less than or equal to 65.00%	basis points

Greater than 65.00%	Applicable LIBOR Rate plus 295
and less than or equal to 75.00%	basis points

Greater than 75.00%	Applicable LIBOR Rate plus 275
basis points

Upon delivery of the audited financial statements pursuant to Section 5.01(c)(i) for each fiscal year end beginning with the first fiscal year end after the Conversion Date, the rate of interest for any Loan which bears interest at a variable rate shall automatically be adjusted in accordance with the Tangible Owner’s Equity set forth therein and the rates set forth above. Such automatic adjustment to the rate of interest shall take effect as of the first Business Day of the month following the month in which the Agent received the related audited financial statements pursuant to Section 5.01(c)(i).  If the Borrower fails to deliver such audited financial statements which so sets forth the Tangible Owner’s Equity within the period of time required by Section 5.01(c)(i) hereof or if any Event of Default occurs, the rate of interest shall automatically be adjusted to a rate equal to the greater of the applicable LIBOR Rate plus 345 basis points or five percent (5.0%), such automatic adjustments: (a) to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable audited financial statements in accordance with Section 5.01(c)(i) hereof or in the case of an Event of Default, on the date the written notice is given to the Borrower; and (b) to remain in effect until subsequently adjusted in accordance herewith upon the delivery of such audited financial statements or, in the case of an Event of Default, when such Event of Default has been cured to the satisfaction of the Agent.

Section 2.12.         Changes in Law Rendering Certain LIBOR Rate Loans Unlawful.  In the event that any change in any applicable law (including the adoption of any new applicable law) or any change in the interpretation of any applicable law by any judicial, governmental or other regulatory body charged with the interpretation, implementation or administration thereof, should make it (or in the good-faith judgment of the Agent should raise a substantial question as to whether it is) unlawful for the Banks to make, maintain or fund LIBOR Rate loans, then:  (a) the Agent shall promptly notify each of the other parties hereto; and (b) the obligation of the Banks to make LIBOR Rate loans of such type shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness.  During the period of any suspension, the Banks shall make loans to the Borrower that are deemed lawful and that as closely as possible reflect the terms of this Agreement.

Section 2.13.         Payments and Computations.

(a)           Method of Payment.  Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by the Borrower under the Loan Documents shall be made to the Agent for the account of the Banks in U.S. dollars and in immediately available funds, without set-off, deduction, or counterclaim, not later than 12:00 P.M. (Minneapolis, Minnesota time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).  The Borrower shall, at the time of making each such payment, specify to the Agent the sums payable under the Loan Documents to which such payment is to be applied and in the event that the Borrower fails to so specify or if an Event of Default exists, the Agent may apply such payment and any proceeds of any Collateral to the Loan Obligations in such order and manner as it may elect in its sole discretion.

(b)           Application of Funds.  Except as otherwise provided herein, the Agent may apply all payments received for the benefit of the Borrower to the Loan Obligations in such order and manner as the Agent may elect in its sole discretion; provided that any payments received from any guarantor or from any disposition of any collateral provided by such guarantor shall only be applied against obligations guaranteed by such guarantor.

(c)           Payments on a Non-Business Day.  Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and fees, as the case may be.

(d)           Pro Rata Treatment.  Except to the extent otherwise provided herein:  (i) each  Advance shall be made by the Banks, and each payment of fees under Section 2.08(c) and Section 2.27 shall be made for the account of the Banks pro rata according to their respective Pro Rata Share; (ii) each payment and prepayment of principal of or interest on Advances or Reimbursement Obligations by the Borrower (including payments made under Section 2.06) shall be made to the Agent for the account of the Agent or the Banks holding such Advances or Reimbursement Obligations (or participation interests therein) pro rata in accordance with the respective unpaid principal amounts of such Advances or funded participation interests held by such Banks (provided that only the Swingline Bank shall be entitled to principal and interest on the Swingline Advances unless the other Banks have funded their participations therein and the Issuer shall be entitled to principal and interest on the Reimbursement Obligations unless the other Banks have funded their participations therein); (iii) the Banks (other than the Issuer) shall purchase from the Issuer participations in the Letters of Credit pro rata according to their respective Pro Rata Shares; and (iv) the Banks (other than the Swingline Bank) shall purchase from the Swingline Bank participations in the Swingline Advances pro rata according to their respective Pro Rata Shares.

(e)           Proceeds of Collateral.  All proceeds received by the Agent for the account of the Banks from the sale or other liquidation of the Collateral when an Event of Default exists shall first be applied as payment of the accrued and unpaid fees and expenses of the Agent and the Banks hereunder, including under Section 8.04 and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys’ fees and expenses) owing to the Agent or the Banks and then any remaining amount of such proceeds shall be applied to the unpaid amounts of Obligations, until all the Obligations have been paid and satisfied in full or cash collateralized.  After all the Obligations (including all contingent Obligations) have been paid and satisfied in full, all Commitments terminated and all other obligations of the Banks to the Borrower otherwise satisfied, any remaining proceeds of Collateral shall be delivered to the Person entitled thereto as directed by the Borrower or as otherwise determined by applicable law or applicable court order.

(f)            Noncash Proceeds.  Notwithstanding anything contained herein to the contrary, if the Agent shall ever acquire any Collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Loan Obligations or if any proceeds of Collateral received by the Agent to be distributed and shared pursuant to Section 2.13(e) are in a form other than immediately available funds, the Agent shall not be required to remit any share thereof under the terms hereof and the Banks shall only be entitled to their undivided interests in the Collateral or noncash proceeds as determined by this Section 2.13(f).  The Banks shall receive the applicable portions (in accordance with Section 2.13(e)) of any immediately available funds consisting of proceeds from such Collateral or proceeds of such noncash proceeds so acquired only if and when received by the Agent in connection with the subsequent disposition thereof.  While any Collateral or other property to be shared pursuant to Section 2.13(e) is held by the Agent pursuant to this Section 2.13(f), the Agent shall hold such Collateral or other property for the benefit of the Banks and all matters relating to the management, operation, further disposition or any other aspect of such Collateral or other property shall be resolved by the agreement of the Required Banks.

(g)           Return of Proceeds.  If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by the Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent.

(h)          Sharing of Payments.  If a Bank shall obtain payment of any principal of or interest on any of the Loan Obligations owed to such Bank hereunder directly (and not through the Agent) through the exercise of any right of set-off, banker’s lien, counterclaim or similar right, or otherwise, such Bank shall promptly purchase from the other Banks participations in the Loan Obligations owed hereunder held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Loan Obligations then owed hereunder to each of them.  To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored.  The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Loan Obligations held by the other Banks may exercise all rights of set-off, banker’s lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of the Loan Obligations in the amount of such participation.  Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

(i)           Computations.  Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days lapsed over a year of three hundred sixty five (365) days, as appropriate.  Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

Section 2.14.          Default Interest.  In addition to the rights and remedies set forth in this Agreement and the Loan Documents:  (a) if the Borrower fails to make any payment to the Agent for the account of the Banks when due, then at the Agent’s option in each instance, the Loan Obligations shall bear interest from the date due to the date paid at two percent (2%) per annum in excess of the rate of interest that would otherwise be applicable to the Loan Obligation; (b) upon the occurrence and during the continuance of an Event of Default beyond any applicable cure period, if any, at the Agent’s option in each instance, the unpaid balances of the Loans shall bear interest from the date of the Event of Default or such later date as the Agent shall elect at two percent (2%) per annum in excess of the rate(s) of interest that would otherwise be in effect on the Loans under the terms of this Agreement; (c) after the maturity of any Loan, whether by reason of acceleration or otherwise, the unpaid principal balance of the Loan (including principal, interest, fees and expenses) shall automatically bear interest at two percent (2%) per annum in excess of the rate of interest that would otherwise be in effect on the Loan under the terms of this Agreement.  Interest payable at the Default Rate shall be payable from time to time on demand or, if not sooner demanded, on the last day of each calendar month.

Section 2.15.          Late Charge.  If any payment due under this Agreement is not paid within ten (10) days of the due date thereof, the Borrower shall, in addition to such amount, pay on demand of the Agent a late charge equal to five percent (5%) of the amount of such payment.

Section 2.16.          Prepayment of Loans.  The Borrower may, at anytime and from time to time, upon sixty (60) days advance written notice to the Agent, prepay the outstanding amount of the Loans in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, without penalty or premium, except as provided in this Section 2.16.  In the event the entire outstanding balance of any of the Term Loan is prepaid in full from the Closing Date through the first twenty-four (24) months after the Conversion Date, the Borrower shall pay a prepayment fee equal to 2% of the amount of principal prepaid.  Notwithstanding the foregoing, no prepayment fee shall be required if such prepayment is made pursuant to Section 2.25. Any prepayment does not otherwise affect Borrower’s obligation to pay any fees due under this Agreement. In addition, in the event any Loan is converted to a Fixed Rate Loan, the Borrower shall pay the prepayment fee applicable to that fixed interest rate, if any.  In the event the Required Banks have agreed in writing to reduce the maximum amount of the Term Revolving Loan or the Revolving Line of Credit Loan available to Borrower, the Term Revolving Loan Commitment or the Revolving Line of Credit Loan Commitment, as the case may be, of each Bank holding such Commitment shall be reduced on a pro rata basis according to a each Bank’s respective Pro Rata Share.

Section 2.17.          Withholding Taxes.  All payments by the Borrower of amounts payable under any Loan Document shall be payable without deduction for or on account of any present or future taxes, duties, or other charges levied or imposed by any Governmental Authority through withholding or deduction with respect to any such payments (but excluding any tax imposed on or measured by the net income or profit of a Bank) (all such taxes, duties or other charges, giving effect to the taxes excluded pursuant to the foregoing parenthetical herein the “Non-Excluded Taxes”).  If any Non-Excluded Taxes are so levied or imposed, the Borrower shall make additional payments in such amounts so that every net payment of amounts payable by them under any Loan Document, after withholding or deduction for or on account of any Non-Excluded Taxes, will be equal to the amount provided for herein or therein; provided that the Borrower may withhold to the extent required by law and shall have no obligation to pay such additional amounts to any Bank to the extent that such Non-Excluded Taxes (a) are levied or imposed by reason of the failure or inability of such Bank to comply with the provisions of Section 2.18, or (b) are United States withholding taxes imposed (or branch profits taxes imposed in lieu thereof) on amounts payable to such Bank at the time the Bank becomes a party to the Loan Documents, except to the extent that such Bank’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this Section 2.17.  The Borrower shall furnish promptly to the Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

Section 2.18.          Withholding Tax Exemption.

(a)           Each Bank that is not incorporated or organized under the laws of the United States of America or a state thereof (a “Non-U.S. Bank”) agrees that it will deliver to the Borrower and the Agent on the Closing Date (or, in the case of an assignee, on the date of assignment) two duly completed copies of either United States Internal Revenue Service Form W8-ECI or W8-BEN (or any applicable successor form), certifying in either case that such Non-U.S. Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes.  In the case of a Non-U.S. Bank claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(s) of the Code, with respect to payments of “portfolio interest”, it will deliver to the Borrower and the Agent on the Closing Date (or, in the case of an assignee, on the date of assignment) two Form W-8 (or any subsequent versions thereof or successors thereto) properly completed and duly executed by such Non-U.S. Bank claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under the Loan Documents.  Each Non-U.S. Bank which so delivers such a form further undertakes to deliver to the Borrower and the Agent two (2) additional copies of such form on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Non-U.S. Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Bank from duly completing and delivering any such form with respect to it and such Non-U.S. Bank advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

(b)           A Bank that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided, that such Bank is legally entitled to complete, execute and deliver such documentation if in such Bank’s reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Bank.

(c)           If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a U.S. interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Non-Excluded Taxes unless and until such Bank provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered excluded from Non-Excluded Taxes only for periods governed by such form.

Section 2.19.         Maximum Amount Limitation.  Anything in this Agreement, any Note, or the other Loan Documents to the contrary notwithstanding, the Borrower shall not be required to pay unearned interest on any Note or any of the Loan Obligations, or ever be required to pay interest on any Note or any of the Loan Obligations at a rate in excess of the Maximum Rate, if any.  If the effective rate of interest which would otherwise be payable under this Agreement, any Note or any of the other Loan Documents would exceed the Maximum Rate, if any, then the rate of interest which would otherwise be contracted for, charged, or received under this Agreement, any Note or any of the other Loan Documents shall be reduced to the Maximum Rate, if any.  If any unearned interest or discount or property that is deemed to constitute interest (including to the extent that any of the fees payable by the Borrower for the Loan Obligations to the Banks under this Agreement, any Note, or any of the other Loan Documents are deemed to constitute interest) is contracted for, charged, or received in excess of the Maximum Rate, if any, then such interest in excess of the Maximum Rate shall be deemed a mistake and canceled, shall not be collected or collectible, and if paid nonetheless, shall, at the option of the holder of such Note, be either refunded to the Borrower, or credited on the principal of such Note.  It is further agreed that, without limitation of the foregoing and to the extent permitted by applicable law, all calculations of the rate of interest or discount contracted for, charged or received by the Banks under their Notes, or under any of the Loan Documents, that are made for the purpose of determining whether such rate exceeds the Maximum Rate applicable to the Banks, if any, shall be made, to the extent permitted by applicable laws (now or hereafter enacted), by amortizing, prorating and spreading during the period of the full terms of the Advances evidenced by the Notes, and any renewals thereof all interest at any time contracted for, charged or received by the Banks in connection therewith.  This Section 2.19 shall control every other provision of all agreements among the parties to this Agreement pertaining to the transactions contemplated by or contained in the Loan Documents, and the terms of this Section 2.19 shall be deemed to be incorporated in every Loan Document and communication related thereto.

Section 2.20.         Bank Records.  All Advances and all payments or prepayments made thereunder on account of principal or interest may be evidenced by each of the Banks in accordance with its usual practice in an account or accounts evidencing such Advances and all payments or prepayments thereunder from time to time and the amounts of principal and interest payable and paid from time to time thereunder; in any legal action or proceeding in respect of the Notes, the entries made in such account or accounts shall be prima facie evidence of the existence and amounts of all Advances and all payments or prepayments made thereunder on account of principal or interest.

Section 2.21.         Funding of Advances.  Upon receipt by the Agent or a Bank of any Request for Advance for any Term Revolving Loan Advance, Revolving Line of Credit Advance, Letter of Credit or any demand for payment or other drawing, the Agent or the Bank shall promptly notify the Borrower and the other Banks as to the amount to be paid as a result of such Request for Advance or demand for drawing and the respective payment date.  Any notice pursuant to the forgoing sentence shall specify the amount to be paid as a result of such Request for Advance or demand for drawing and the respective payment date.  Not later than 12:00 P.M. (Minneapolis, Minnesota time) on the applicable payment date each Bank will make available to the Agent, in immediately available funds, an amount equal to such Bank’s Pro Rata Share of the amount to be paid as a result of such Request for Advance or demand for drawing.

Section 2.22.         Participation Obligations Absolute; Failure to Fund Participation.  The obligations of a Bank to fund its participation in the Letters of Credit and Swingline Advances in accordance with the terms hereof shall be absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including the following circumstances:  (a) any lack of validity of any Loan Document; (b) the occurrence of any Event of Default; (c) the existence of any claim, set-off, counterclaim, defense, or other right which such Bank, the Borrower or any other Person may have; (d) the occurrence of any event that has or could reasonably be expected to have a material adverse effect on the financial conditions or operation of any Bank and its subsidiaries; (e) the failure of any condition to an Advance or the issuance of a Letter of Credit under this Agreement to be satisfied; (f) the fact that after giving effect to the funding of the participation the Outstanding Revolving Advances may exceed the Borrowing Base; or (g) any other circumstance whatsoever, whether or not similar to any of the foregoing.  If a Bank fails to fund its participation in a Letter of Credit or a Swingline Advance as required hereby, such Bank shall remain obligated to pay to the Issuer or the Swingline Bank, as applicable, the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded to the applicable Person at a rate of interest equal to the Federal Funds Rate for such period and such Person shall be entitled to offset against any and all sums to be paid to such Bank hereunder the amount due such Person under this sentence.

Section 2.23.         Farm Credit System Entity Equity Interests.  So long as any of the entities identified in Schedule 2.23 is a Bank under this Agreement, the Borrower will acquire equity in such Farm Credit System Entities (an “FCS Entity”) in such amounts and at such times as the FCS Entities may require in accordance with the FCS Entities’ Bylaws and Capital Plans (as each may be amended from time to time), except that the maximum amount of equity that the Borrower may be required to purchase in the FCS Entities in connection with the Loans and Swingline Loans made by the FCS Entities under this Agreement shall not exceed the maximum amount permitted by the FCS Entities’ Bylaws as of the date of this Agreement.  The rights and obligations of the parties with respect to such equity and any distributions made on account thereof or on account of the Borrower’s patronage with the FCS Entities shall be governed by the FCS Entities’ Bylaws, except that if the FCS Entities sell a participation in a portion of any Loans due to the FCS Entities, the sold portion of the Loans due to the FCS Entities shall not be entitled to patronage distributions.  A sale of participation interest may include certain voting rights of the participants regarding the loans hereunder (including the administration, servicing and enforcement thereof).  The Borrower hereby consents and agrees that the amount of any distributions with respect to the Borrower’s patronage with the FCS Entities that are made in qualified written notices of allocation and that are received by the Borrower from the FCS Entities will be taken into account by the Borrower at the stated dollar amounts whether the distribution is evidenced by a stock certificate or other form of written notice that such distribution has been made and recorded in the Borrower’s name on the FCS Entities’ records.  The Loans due to the FCS Entities under this Agreement and other indebtedness due to the FCS Entities hereunder shall be secured by a statutory first lien on all equity that the Borrower may now own or hereafter acquire in the FCS Entities.  Such equity shall not, however, constitute security for indebtedness due to any other Bank under this Agreement.  The FCS Entities shall not be obligated to set off or otherwise apply such equities to the Borrower’s indebtedness to the Bank.

Section 2.24.         Compensation.  Upon the request of the Agent, the Borrower shall pay to the Agent for the account of the Banks such amount or amounts as shall be sufficient (in the reasonable opinion of the Agent) to compensate it for any actual loss, cost, or expense (excluding loss of anticipated profits incurred by it) as a result of:  (a) any payment, prepayment, or conversion of a LIBOR Rate loan for any reason on a date other than the last day of the Interest Period for such Loan; or (b) any failure by the Borrower for any reason (including the failure of any condition precedent specified in Section 3.01 to be satisfied) to borrow, extend, or prepay a LIBOR Rate loan on the date for such borrowing, extension, or prepayment specified in the relevant notice of borrowing, extension or prepayment under this Agreement.  Such indemnification may include any amount equal to the excess, if any, of: (y) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such loan as provided for herein; over (z) the amount of interest (as reasonably determined by the Agent) which would have accrued to the Banks on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank LIBOR market.  The covenants of the Borrower set forth in this Section 2.24 shall survive the repayment of the Loans and other Obligations under the Loan Documents hereunder.

Section 2.25.         Excess Cash Flow.  In addition to all other payments of principal and interest required under this Agreement and the Notes, beginning on June 30, 2010, and at the end of each fiscal quarter thereafter until the Maturity Date, the Borrower shall remit to the Agent for the account of the Banks an amount equal to 65% of the Borrower’s Excess Cash Flow, calculated based upon the immediately preceding fiscal year end audited financial statements of the Borrower (the “Excess Cash Flow Payment”); provided, however, that the total Excess Cash Flow Payments required hereunder shall not exceed Four Million and No/100 Dollars ($4,000,000.00) in any fiscal year (the “Maximum Excess Cash Flow”). Such payment shall be applied to the reduction of the outstanding principal of the Term Loan. The Excess Cash Flow Payment shall be recalculated annually based upon audited fiscal year end financial statements required by Section 5.01(c)(i); and if such recalculation results in an Excess Cash Flow Payment amount that is greater than the amount that Borrower has actually paid in the corresponding fiscal year, Borrower shall immediately pay such amount as to make its aggregate Excess Cash Flow Payment for such fiscal year equal to 65% of Borrower's Excess Cash Flow or $4,000,000.00, whichever is less. No Excess Cash Flow Payment shall be considered to be a prepayment with respect to which a prepayment fee under Section 2.16 of this Agreement is required to be paid. Notwithstanding the foregoing, the Excess Cash Flow Payment shall not exceed an aggregate amount of $16,000,000.00 for the term of this Agreement. No Excess Cash Flow Payment shall be required during any calendar year should Borrower’s Tangible Owner’s Equity be greater than 65% at the end of the immediately preceding fiscal year end of he Borrower.

Section 2.26.         Administrative Fee.  The Borrower agrees to pay to the Agent, for Agent’s own and sole account and not for the account of the Banks, the fees in the amounts determined from time to time by the agreement of the Borrower and the Agent and as set forth in a separate letter agreement between the Borrower and the Agent dated as of the date of this Agreement.  Such fees shall be deemed fully earned and non-refundable on the due date thereof.

Section 2.27.         Unused Commitment Fee.  The Borrower agrees to pay to the Agent for the account of each Bank a unused commitment fee on the average daily unused portion of such Bank’s Revolving Commitment from the Conversion Date until the Term Revolving Loan Termination Date (for the Term Revolving Loan) and from March 31, 2010, until the Revolving Line of Credit Termination Date (for the Revolving Line of Credit Loan), at the rate of thirty-five (35) basis points per annum, payable in arrears in quarterly installments payable on the first (1st) day of each third month: after the Conversion Date (for the Term Revolving Loan) and, after March 31, 2010 (for the Revolving Line of Credit Loan).  For purposes of this Agreement, the unused portion of a Bank’s Revolving Commitment for any measurement period shall be the positive difference, if any, of (a) the average daily amount of such Bank’s Revolving Commitment, minus (b) the Bank’s Pro Rata Share of the average daily outstanding Revolving Advances and Revolving Letter of Credit Liabilities, but shall not, for purposes of this Section 2.27 only, be deemed utilized by any Swingline Advances unless the Banks’ participations therein are funded in accordance with Section 2.06.

Section 2.28.         Mandatory Draws on Bunge Revolving Loan.  The Borrower shall, within three (3) Business Days following the earlier of (a) the delivery of each Borrowing Base Certificate or Compliance Certificate required hereunder, or (b) the day on which such certificate was due, make a draw on the Bunge Revolving Loan in an amount determined by the Agent in its sole discretion to bring the Borrower into compliance with its Borrowing Base and/or other financial covenants hereunder.  Payments of principal and interest on the Bunge Revolving Loan shall only be permitted as set forth in Section 5.02(n).

ARTICLE III
CONDITIONS PRECEDENT

Section 3.01.         Conditions Precedent to Funding.  The obligations of the Banks to make any Advance, are subject to the conditions precedent that the Agent shall have received the following in conjunction with the closing of the Original Credit Agreement or prior to the execution of this Agreement, in form and substance satisfactory to the Agent:

(a)           This Agreement, duly executed by the Borrower, the Agent and the Banks;

(b)           The Notes, duly executed by the Borrower;

(c)           The Mortgage, fully executed and notarized, to secure the Loans encumbering on a first lien basis the fee interest of the Borrower in the Real Property and improvements thereon, as described in Schedule 3.01(c);

(d)           The Security Agreement duly executed by the Borrower pursuant to which the Agent is granted  a senior security interest in the Collateral by the Borrower;

(e)           Copies of all Material Contracts between Borrower and third parties used in the normal operations of the Borrower, including management agreements, marketing agreements, and corn delivery agreements;

(f)           Assignments of the Material Contracts, duly executed by the Borrower and pursuant to which the Borrower shall have assigned to the Agent all of the Borrower’s right, title and interest in and to each of such contracts, and which assignment shall have been consented to and certified in writing by the other party(ies) to each such contract;

(g)           Financing Statements in form and content satisfactory to the Agent and in proper form under the UCC of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests created by the Security Agreement;

(h)           UCC, tax, and judgment lien search reports listing all financing statements and other encumbrances which name the Borrower (under its present name and any previous name) and which are filed in the jurisdictions in which the Borrower is located, organized or maintains collateral, together with copies of such financing statements (none of which shall cover the collateral purported to be covered by the Security Agreement);

(i)            Evidence that all other actions necessary or, in the opinion of the Agent, desirable to enable the Agent to perfect and protect the rights created by the Loan Documents and the security interests created by the Security Agreement have been taken;

(j)            An ALTA mortgagee title insurance policy issued by a title insurance company acceptable to the Agent, with respect to the Real Property, assuring the Agent and the Banks that the Mortgage creates a valid and enforceable encumbrance on the Real Property, free and clear of all defects and encumbrances except Permitted Liens and containing:  (i) a comprehensive endorsement (ALTA form 9); (ii) a zoning endorsement (ALTA form 3.1) specifying an ethanol production facility as a permitted use for all of the parcels included in the Real Property; (iii) a restrictions, encroachments, minerals-owners endorsement (ALTA Form 9.2); and (iv) such endorsements as the Agent shall reasonably require.  Such title insurance policy shall be in form and substance reasonably satisfactory to the Agent and shall provide for affirmative insurance and such reinsurance as the Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Agent;

(k)           Maps or plats of the Real Property certified to the Agent and the title insurance company issuing the policy referred to in Subsection 3.01(m) (the “Title Insurance Company”) in a manner reasonably satisfactory to the Agent and the Title Insurance Company, dated a date reasonably satisfactory to the Agent and the Title Insurance Company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following:  (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites necessary to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map;

(l)            Evidence as to:  (i) whether any portion of the Real Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”); and (ii) if any portion of the Real Property is a Flood Hazard Property:  (A) whether the community in which such Real Property is located is participating in the National Flood Insurance Program; (B) the Borrower’s written acknowledgment of receipt of written notification from the Agent (1) as to the fact that such Real Property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program; and (C) copies of insurance policies or certificates of insurance of the Borrower evidencing flood insurance satisfactory to the Agent and naming the Agent as sole loss payee on behalf of the Banks;

(m)          Evidence reasonably satisfactory to the Agent that the Real Property and the contemplated use of the Real Property are in compliance in all material respects with all applicable Laws including health and Environmental Laws, including all concentrated animal feedlot operations rules and regulations, erosion control ordinances, storm drainage control laws, doing business and/or licensing laws, zoning laws (the evidence submitted as to zoning should include the zoning designation made for the Real Property, the permitted uses of the Real Property under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) and laws regarding access and facilities for disabled persons including the Federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988, the Rehabilitation Act of 1973, and the Americans with Disabilities Act of 1990;

(n)           A certificate of the secretary of the Borrower together with true and correct copies of the following:  (i) the Articles of Organization of the Borrower, including all amendments thereto, certified by the Office of the Secretary of State of the state of its organization and dated within thirty (30) days prior to the date hereof; (ii) the Operating Agreement of the Borrower, including all amendments thereto; (iii) the resolutions of the Board of governors of the Borrower authorizing the execution, delivery and performance of this Agreement, the other Loan Documents, and all documentation executed and delivered in connection therewith to which the Borrower is a party; (iv) certificates of the appropriate government officials of the state of organization of the Borrower as to its existence and good standing, and certificates of the appropriate government officials in each state where each corporate Borrower does business and where failure to qualify as a foreign corporation would have a material adverse effect on the business and financial condition of the Borrower, as to its good standing and due qualification to do business in such state, each dated within 30 days prior to the date hereof; and (v) the names of the officers of the Borrower authorized to sign this Agreement and the other Loan Documents to be executed by each corporate Borrower, together with a sample of the true signature of each such officer;

(o)           The legal opinion of Husch, Blackwell Sanders LLP, legal counsel for the Borrower;

(p)           An intercreditor and subordination agreement between the Agent and any holder of subordinated debt as to the priority of the Agent’s Security Interests in the Collateral, rights to payment following an Event of Default, and as to such other matters as reasonably requested by the Agent.

(q)           Evidence that the costs and expenses (including attorneys’ fees) referred to in Section 8.04, to the extent incurred and invoiced, shall have been paid in full;

(r)           The results of the Agent’s inspection of the Collateral, and the Agent’s receipt of an appraisal of the Collateral acceptable to the Agent in its sole discretion;

(s)           Satisfactory review by the Agent of any pending litigation relating to the Borrower;

(t)           An environmental site assessment that complies with the standards set forth in ASTME 1527-05 Phase I Environmental Site Assessment Process and such additional information as Agent shall require in order to establish that Agent has made “all appropriate inquiries” as provided under Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and 40 C.F.R. part 312;

(u)           A schedule, certified by the Borrower as accurate and complete, setting forth:  (i) the necessary licenses, permits and consents required by applicable federal, state, and local governmental entities required for the lawful construction and operation of the Project; and (ii) the deadlines to obtain such licenses, permits and consent;

(v)           A Commodity Account Control Agreement for all commodity accounts kept and maintained by the Borrower;

(w)          A Deposit Account Control Agreement for all Deposit Accounts kept and maintained by the Borrower;

(x)           Evidence that the insurance required by Sections 5.01(j) and 5.01(r)(xii) has been obtained by the Borrower; and

(y)           Evidence satisfactory to Agent that Borrower is in compliance with all state and federal requirements related to wetland protection and regulation.

Section 3.02.         Conditions Precedent to All Advances.  The effectiveness of this Agreement, the obligation of the Banks to make each Advance and the obligation of the Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on the Closing Date (with respect to the effectiveness of this Agreement only) or on the date of such Advance or Letter of Credit, as applicable:

(a)           the following statements shall be true (and the receipt by the Borrower of the proceeds of such Advance and/or the issuance each Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower that such statements are true on such date):

(i)            The representations and warranties contained in Section 4.01, and in the Loan Documents are correct;

(ii)           No event has occurred and is continuing, or would result from such Advance or Letter of Credit, which constitutes an Event of Default (as defined in Section 6.01 hereof) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

(iii)          In the case of a Revolving Line of Credit Advance or Revolving Letter of Credit, after giving effect thereto, the aggregate outstanding Revolving Line of Credit Advances and Revolving Letters of Credit do not exceed the Borrowing Base on such date; and

(b)           the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01.         Representations and Warranties of the Borrower.  The Borrower represents and warrants as follows:

(a)           Borrower.  The Borrower is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Iowa and is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect on its financial condition or operations.  The Borrower has the power and authority to own and operate its assets and to carry on its business and to execute, deliver, and perform its Obligations under the Loan Documents to which it is or may become a party.  There are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, membership interests (units) of the Borrower, except for those transactions set forth on Schedule 4.01(a).

(b)           The Loan Documents.  The execution, delivery and performance by the Borrower of the Loan Documents are within the Borrower’s powers, have been duly authorized by all necessary action, do not contravene:  (i) the articles of organization or operating agreement of the Borrower; or (ii) any law or any contractual restriction binding on or affecting the Borrower; and do not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to the terms thereof) upon or with respect to any of its properties.

(c)           Governmental Approvals.  Other than as set forth in Schedule 4.01(c), no consent, permission, authorization, order or license of any Governmental Authority or of any party to any agreement to which the Borrower is a party or by which it or any of its property may be bound or affected, is necessary in connection with the construction of the Project, the execution, delivery, performance or enforcement of the Loan Documents or the creation and perfection of the liens and security interest granted thereby, except as have been obtained and are in full force and effect or which are required in connection with the exercise of remedies hereunder and except as are not required for the construction of the Project.

(d)           Enforceability.  This Agreement is, and each other Loan Document to which the Borrower is a party when delivered will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity.

(e)           Financial Condition and Operations.  The balance sheet of the Borrower , as of September 30, 2009, and, with respect to the period ended September 30, 2009 the related statement of cash flow of the Borrower for the fiscal period then ended, copies of which have been furnished to the Agent, fairly present in all material respects the financial condition of the Borrower as of such date, and the results of the operations of the Borrower for the period ended on such dates, and since such dates there has been no change which would have a Material Adverse Effect on the Borrower.

(f)           Litigation.  Except as described on Schedule 4.01(f), there is no pending or threatened action or proceeding affecting the Borrower or any of the transactions contemplated by this Agreement before any Governmental Authority, which may have a Material Adverse Effect on the financial condition or operations of the Borrower.  As of the Closing Date, there are no outstanding judgments against the Borrower.

(g)           Use of Proceeds of Advances, etc.  (i) No proceeds of the Loans will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934 (provided, however, that this provision shall not prohibit the Borrower from investing in certain value added cooperatives for the purposes of carrying out its overall business operations); (ii) the Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System); and (iii) no proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(h)           Liens.  Except as created by the Loan Documents, and the Permitted Liens, there is no lien, security interest or other charge or encumbrance, and no other type of preferential arrangement, upon or with respect to any of the properties or income of the Borrower, which secures Debt of any Person, except as described in Schedule 5.02(a).

(i)           Taxes.  The Borrower has filed or caused to be filed all federal, state and local tax returns that are required to be filed and has paid all other taxes, assessments, and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax, assessment, government charge or levy is being contested in good faith and by appropriate proceedings and adequate reserves in compliance with GAAP have been set aside on the Borrower’s books therefore.

(j)           Solvency.  As of and from and after the date of this Agreement, the Borrower:  (i) owns and will own assets the fair saleable value of which are:  (A) greater than the total amount of liabilities (including contingent liabilities); and (B) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (ii) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

(k)           Location of Inventory and Farm Products; Third Parties in Possession; Crops.  The Borrower’s inventory and farm products pledged as Collateral under the Security Agreement are located at the places (or, as applicable, jurisdictions) specified in Schedule 4.01(k) for the Borrower, except to the extent any such inventory and farm products are in transit.  Schedule 4.01(k) correctly identifies, as of the date hereof, the landlords or mortgagees, if any, of each of its locations identified in Schedule 4.01(k) currently leased or owned by the Borrower.  Except for the Persons identified on Schedule 4.01(k), no Person other than the Borrower and the Agent have possession of any of the Collateral.  Except as described above, none of its Collateral has been located in any location within the past four months other than as set forth on Schedule 4.01(k) for the Borrower.

(l)           Office Locations; Fictitious Names; Predecessor Companies; Tax I.D. Number.  The Borrower’s chief place of business, its chief executive office, and its jurisdiction of organization is located at the place identified for the Borrower on Schedule 4.01(l).  Within the last four months it has not had any other chief place of business, chief executive office, or jurisdiction of organization.  Schedule 4.01(l) also sets forth all other places where the Borrower keeps its books and records and all other locations where the Borrower has a place of business.  The Borrower does not do business nor has the Borrower done business during the past five (5) years under any trade-name or fictitious business name except as disclosed on Schedule 4.01(l).  Schedule 4.01(l) sets forth an accurate list of all names of all predecessor companies of the Borrower including the names of any entities it acquired (by stock purchase, asset purchase, merger or otherwise) and the chief place of business and chief executive office of each such predecessor company.  For purposes of the foregoing, a “predecessor company” shall mean any Person whose assets or equity interests are acquired by the Borrower or who was merged with or into the Borrower within the last four months prior to the date hereof.  The Borrower’s United States Federal Income Tax I.D. Number and state organizational identification number are identified on Schedule 4.01(l).

(m)           Title to Properties.  The Borrower has such title or leasehold interest in and to the Real Property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title or leasehold interest in and to all of its Personal Property, including those reflected on the financial statements of the Borrower previously delivered to the Agent, except those which have been disposed of by the Borrower subsequent to the date of such delivered financial statements which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

(n)           Disclosure.  All factual information furnished by or on behalf of the Borrower in writing to the Agent (including all factual information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

(o)           Operation of Business.  The Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its business substantially as now conducted and will obtain all such licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto necessary to conduct its business as presently proposed to be conducted except those that the failure to so possess could not reasonably be expected to have a Material Adverse Effect on its financial condition or operations, and the Borrower is not in violation of any valid rights of others with respect to any of the foregoing except violations that could not reasonably be expected to have such a Material Adverse Effect.

(p)           Intellectual Property.  The Borrower owns, or has the legal right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes necessary for it to conduct its business as currently conducted and will own or obtain the legal right to use all patents, trademarks, trade names, copyrights, technology, know-how and processes necessary for it to conduct its business as currently conducted (collectively the “Intellectual Property”), except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect.  As of the Closing Date, set forth in Schedule 4.01(p) is a list of all Intellectual Property registered with the United States Copyright Office or the United States Patent and Trademark Office and owned by the Borrower or that the Borrower has the right to use.  Except as provided in Schedule 4.01(p), no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any such claim, and, to the knowledge of the Borrower, the use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(q)           Employee Benefit Plans.  The Borrower is in compliance in all material respects with the applicable provisions of ERISA, the failure to comply with which could have a Material Adverse Effect on the Borrower.

(r)           Investment Company Act.  The Borrower is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s)           Compliance with Laws.  The Borrower is in compliance in all material respects with all laws, rules, regulations, ordinances, codes, orders, and the like, the failure to comply with which could have a Material Adverse Effect on the Borrower.

(t)           Environmental Compliance.  The Borrower, except as set forth in Schedule 4.01(t), is in material compliance with all applicable Environmental Laws.

(u)           Material Contracts.  The Borrower has performed all of its material obligations, other than those obligations for which performance is not yet due, under all Material Contracts and, to the best knowledge of the Borrower, each other party thereto is in compliance with each such Material Contract.  Each such Material Contract is in full force and effect in accordance with the terms thereof.  The Borrower has made available a true and complete copy of each such Material Contract for inspection by the Agent.

ARTICLE V
COVENANTS OF THE BORROWER

Section 5.01.         Affirmative Covenants.  So long as any Loan Obligations remain unpaid or the Banks shall have any commitment hereunder, the Borrower shall, unless the Agent shall otherwise consent in advance in writing:

(a)           Compliance with Laws, etc.  Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (i) all applicable zoning and land use laws, (ii) all employee benefit and Environmental Laws, and (iii) paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

(b)           Visitation Rights; Field Examination.  Subject to the terms of the Material Contracts, applicable laws and reasonable worksite rules, which may involve prior consent, training or other provisions, at any reasonable time and from time to time, permit the Agent or its representatives to (i) examine and make copies of and abstracts from the records and books of account of the Borrower, and (ii) enter onto the Real Property of the Borrower to conduct field examinations and collateral inspections, with such frequency as the Agent in its sole reasonable discretion may deem appropriate, and (iii) discuss the affairs, finances, and accounts of the Borrower with the Borrower’s Board Chairman or General Manager.  Subject to the terms of Material Contracts, applicable laws and reasonable worksite rules, the Borrower consents to and authorizes the Agent to enter onto the property of the Borrower for purposes of conducting the examinations, inspections and discussions provided above.  Upon and during the occurrence of an Event of Default or in the event that there are deemed by the Agent to be any material inconsistencies and/or material noncompliance with respect to any financial or other reporting on the part of the Borrower, any and all visits and inspections deemed necessary or desirable on account of such Event of Default, inconsistency and/or noncompliance shall be at the expense of the Borrower.  In addition to the foregoing, at any reasonable time and from time to time, the Borrower also shall permit the Agent or representatives thereof, at the expense of the Agent, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances and accounts of the Borrower with any of its respective officers or directors.

(c)           Reporting Requirements.  Furnish to the Agent:

(i)            Beginning with the first fiscal year end following the Conversion Date, as soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year of the Borrower occurring during the term hereof, audited financial statements of the Borrower (including balance sheet, statements of income and cash flows, all accompanying notes thereto and any management letter (the “Financial Statements”)), for such year for the Borrower, in a form acceptable to the Agent and prepared by an accountant acceptable to the Agent, and certified by an authorized officer of the Borrower, together with a Compliance Certificate which:  (A) states that no Event of Default, and no event or condition that but for the passage of time, the giving of notice or both would constitute an Event of Default, has occurred or is in existence; and (B) shows in detail satisfactory to the Agent the calculation of, and the Borrower’s compliance with, each of the covenants contained in this Section 5.01;

(ii)           Beginning with the first (1st) month following the Conversion Date, as soon as available and in any event within 30 days after the end of each month, balance sheets of the Borrower as of the end of such month and statement of income of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such month, prepared in accordance with GAAP in all material respects and certified by an authorized officer of the Borrower;

(iii)          Beginning with the first fiscal quarter end following the Conversion Date, as soon as available, but in no event later than sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, unaudited quarterly consolidated financial statements of the Borrower, prepared in accordance with GAAP (except for the omission of footnotes and for the effect of normal year-end audit adjustments) and in a format that demonstrates any accounting or formatting change that may be required by various jurisdictions in which the business of the Borrower is conducted (to the extent not inconsistent with GAAP). Each of such financial statements shall (i) be prepared in reasonable detail and in comparative form, including a comparison of actual performance to the budget for such quarter and year-to-date, delivered to Agent under Subsection 5.01(c)(vi) below, and (ii) include a balance sheet, a statement of income for such quarter and for the period year-to-date, and such other quarterly statements as Agent may specifically request which quarterly statements shall include any and all supplements thereto. Such quarterly statements shall be certified by an authorized officer of the Borrower, and be accompanied by a Compliance Certificate which:  (A) states that no Event of Default, and no event or condition that but for the passage of time, the giving of notice or both would constitute an Event of Default, has occurred or is in existence; and (B) shows in detail satisfactory to the Agent the calculation of, and the Borrower’s compliance with, each of the covenants contained in this Section 5.01;

(iv)          promptly upon the Agent’s request therefor, copies of all reports and notices which the Borrower  files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Borrower  receives from the Pension Benefit Guaranty Corporation or the U.S. Department of Labor;

(v)           notwithstanding the foregoing Section 5.01(c)(iii), provide to the Agent within thirty (30) days after it becomes aware of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) applicable to the Borrower , a statement describing such Reportable Event and the actions it proposes to take in response to such Reportable Event;

(vi)          following the Conversion Date, by the end of the tenth (10th) month of each fiscal year of the Borrower, an annual (with quarterly break out) operating and capital assets budget of the Borrower for the immediately succeeding fiscal year containing, among other things, pro forma financial statements and forecasts for all planned lines of business;

(vii)         following the Conversion Date, as soon as available but in no event later than thirty (30) days after the end of each month (or at such other times or with such greater frequency as reasonably requested by the Agent), production reports for the immediately preceding calendar month setting forth corn inputs, ethanol output, DDGS and CO2 output, and natural gas usage, together with such additional production information as requested by the Agent;

(viii)        promptly, upon the occurrence of an Event of Default or Default, notice of such Event of Default or Default;

(ix)          promptly after the receipt thereof, a copy of any management letters or written reports submitted to the Borrower by its independent certified public accountants with respect to the business, financial condition or operation of the Borrower;

(x)           promptly after the receipt thereof, a copy of any notice of default under any Long-Term Marketing Agreement;

(xi)          promptly after transmittal or filing thereof by the Borrower, copies of all proxy statements, notices and reports as it shall send to its members or shareholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission), and promptly after the receipt thereof by the Borrower, copies of all management letters or similar documents submitted to the Borrower by independent certified public accountants in connection with each annual and any interim audit of the accounts of the Borrower or of the Borrower and any of its subsidiaries;

(xii)         such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its respective subsidiaries as the Agent may from time to time reasonably request;

(xiii)        promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or government department, commission, board, bureau, agency, or instrumentality affecting the Borrower  which, if determined adversely, could have a Material Adverse Effect on the Borrower;

(xiv)        without limiting the provisions of Section 5.01(c)(xii) above, promptly after receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or any other communication alleging a condition that may require the Borrower  to undertake or to contribute to a cleanup or other response under all laws relating to environmental protection, or which seek penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such laws, or which claim personal injury or property damage to any person as a result of environmental factors or conditions;

(xv)         promptly after filing, receipt or becoming aware thereof, copies of any filings or communications sent to and notices or other communications received by the Borrower  from any Governmental Authority, including the Securities and Exchange Commission, or any other state or federal commission or agency relating to any material noncompliance by the Borrower  with any laws or with respect to any matter or proceeding the effect of which, if adversely determined, could have a Material Adverse Effect on the Borrower;

(xvi)        promptly after becoming aware thereof, notice of any matter which has had or could have a Material Adverse Effect on the Borrower; and

(xvii)       On the Conversion Date, the Borrower will furnish to the Agent as soon as available and in any event within thirty (30) days after the end of each month (or at such other times or with such greater frequency as reasonably requested by the Agent), a duly completed Borrowing Base Certificate, setting forth the Borrowing Base as of the last day of such month based upon Collateral value criteria and advance rates which do not exceed those set forth in the Borrowing Base Certificate, and including such other information, representation and warranties contemplated therein, certified by the appropriate authorized officer of the Borrower.

(d)           Working Capital.  On the Conversion Date, the Borrower shall have and shall maintain continually thereafter for one calendar year (as tested quarterly at the end of each fiscal quarter), Working Capital of at least $5,000,000; and, not later than 365 days after the Conversion Date, the Borrower shall have and shall maintain continually thereafter (as tested quarterly at the end of each fiscal quarter), Working Capital of at least $8,000,000.

(e)           Tangible Net Worth.  On the Conversion Date the Borrower shall achieve, and maintain continually thereafter for one calendar year (as tested quarterly at the end of each fiscal quarter), Tangible Net Worth of not less than $85,000,000.  At the end of each fiscal year after the Conversion Date, the Borrower shall achieve, and maintain continually thereafter (as tested quarterly at the end of each fiscal quarter), Tangible Net Worth in an amount equal to the greater of: (i) the Borrower’s Tangible Net Worth at the end of the immediately preceding fiscal year (or in the case of the end of the first full fiscal year after the Conversion Date, on the Conversion Date) plus $1,000,000.00; or (ii) the Borrower’s Tangible Net Worth at the end of the immediately preceding fiscal year (or in the case of the end of the first full fiscal year after the Conversion Date, on the Conversion Date) plus Borrower’s retained earnings at the end of the current fiscal year.

(f)           Tangible Owner’s Equity.  At the end of the twenty-first (21st) month following the Conversion Date the Borrower shall achieve, and maintain continually thereafter (as tested annually at the end of each fiscal year), Tangible Owner’s Equity of not less than 50%.

(g)           Fixed Charge Coverage Ratio.  The Borrower shall achieve, and maintain continually thereafter (as tested annually at the end of each fiscal year), Fixed Charge Coverage Ratio of not less than 1.25 to 1.00.

(h)           Liens.  There shall be no lien, security interest or other charge or encumbrance, and no other type of preferential arrangement, upon or with respect to any of the properties or income of the Borrower, which secures Debt of any Person, except for the security interests of the Security Agreement or except as described in Schedule 5.02(a) and Permitted Liens.

(i)           Landlord and Mortgagee Waivers.  Obtain and furnish to the Agent as soon as available, waivers, acknowledgments and consents, duly executed by each:  (i) real property owner, landlord and mortgagee having an interest in any of the premises owned or leased by the Borrower or in which any Collateral of the Borrower is located or to be located (and if no Collateral of the Borrower is located at a parcel of property not owned or leased by the Borrower, no such waivers, acknowledgments or consents will be required); and (ii) each third party holding any Collateral; all in form and substance acceptable to the Agent, except as otherwise agreed to by the Agent.

(j)           Insurance.  Maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by entities engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates, and make such increases in the type or amount or coverage as the Agent may reasonably request, provided that in any event the Borrower will maintain and cause each of its subsidiaries to maintain workers’ compensation insurance, property insurance and comprehensive general liability insurance reasonably satisfactory to the Agent.  The Borrower shall maintain, at a minimum, directors and officers liability insurance, commercial liability insurance, business interruption insurance, builder’s risk insurance, and general commercial property insurance.  All such policies insuring any collateral for the Borrower’s obligations to the Agent or the Banks shall have mortgagee loss payable clauses or endorsements in form and substance reasonably acceptable to the Agent.  Each insurance policy covering Collateral shall be in compliance with the requirements of the Security Agreement in all material respects.

(k)           Property and  Maintenance.  Maintain and preserve all of its property and each and every part and parcel thereof that is necessary to or useful in the proper conduct of its business in good repair, working order, and condition, ordinary wear and tear excepted, and in compliance with all applicable laws, and make all alterations, replacements, and improvements thereto as may from time to time be necessary in order to ensure that its properties remain in good working order and condition and compliance.  The Borrower agrees that upon the occurrence and continuing existence of an Event of Default, at the Agent’s request, which request may not be made more than once a year, the Borrower will furnish to the Agent a report on the condition of the Borrower’s and any of its subsidiaries’ property prepared by a professional engineer satisfactory to the Agent.

(l)           Keeping Books and Records.  Maintain and cause each of its subsidiaries to maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

(m)           Food Security Act Compliance.  If the Borrower acquires any Collateral which may have constituted farm products in the possession of the seller or supplier thereof, the Borrower shall, at its own expense, use commercially reasonable efforts to take such steps to insure that all liens (except the liens granted pursuant hereto) in such acquired Collateral are terminated or released, including in the case of such farm products produced in a state which has established a Central Filing System (as defined in the Food Security Act), registering with the Secretary of State of such state (or such other party or office designated by such state) and otherwise take such reasonable actions necessary, as prescribed by the Food Security Act, to purchase farm products free of liens (except the liens granted pursuant hereto); provided, however, that the Borrower may contest and need not obtain the release or termination of any lien asserted by any creditor of any seller of such farm products, so long as it shall be contesting the same by proper proceedings and maintain appropriate accruals and reserves therefor in accordance with GAAP.  Upon the Agent’s request made, the Borrower agrees to forward to the Agent promptly after receipt copies of all notices of liens and master lists of Effective Financing Statements delivered to the Borrower pursuant to the Food Security Act, which notices and/or lists pertain to any of the Collateral.  Upon the Agent’s request, the Borrower agrees to provide the Agent with the names of Persons who supply the Borrower with such farm products and such other information as the Agent may reasonably request with respect to such Persons.

(n)           Warehouse Receipts.  If any warehouse receipt or receipts in the nature of a warehouse receipt is issued in respect of any portion of the Collateral, then the Borrower:  (i) will not permit such warehouse receipt or receipts in the nature thereof to be “negotiable” as such term is used in Article 7 of the UCC; and (ii) will deliver all such receipts to the Agent (or a Person designated by the Agent) within five (5) days after the Borrower’s receipt and from time to time thereafter.  If no Event of Default exists, the Agent agrees to deliver to the Borrower any receipt so held by the Agent upon the Borrower’s request in connection with such sale or other disposition of the underlying inventory, if such disposition is in the ordinary course of the Borrower’s business.

(o)           Management of Borrower.  General Manager and Plant Manager of the Borrower shall be maintained as set forth on Schedule 5.01(o) hereto, unless otherwise approved in the Agent’s reasonable discretion.

(p)           Compliance with Other Agreements.  The Borrower will perform in all material respects all obligations and abide in all material respects by all covenants and agreements contained in the following agreements:  (i) any and all Long Term Marketing Agreements; and (ii) any other Material Contracts.

(q)           Additional Assurances.  Make, execute and deliver to the Agent such promissory notes, mortgages, deeds of trust, financing statements, control agreements, instruments, documents and other agreements as the Agent or its counsel may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

(r)           The Project.  The Borrower shall comply with and keep in effect all necessary permits and approvals obtained from any Governmental Authority relating to the lawful operation of the Project.  The Borrower will comply with all applicable existing and future laws, regulations, orders, and requirements of any Governmental Authority, judicial, or legal authorities having jurisdiction over the Real Property or the Project, and with all recorded restrictions affecting the Real Property; and shall indemnify and hold the Agent and the Banks harmless from and against all liabilities, claims, damages, reasonable costs, and reasonable expenses (including but not limited to reasonable legal fees and disbursements) arising out of or resulting from any defective workmanship or materials occurring in the construction of the Project.  Upon demand by the Agent, the Borrower will defend and action or proceeding brought against the Agent alleging any defective workmanship or materials, or the Agent may elect to conduct its own defense at the reasonable expense of the Borrower.  The provisions of this paragraph will survive the termination of this Agreement, and the repayment of the Loans.

(s)           Written Approval.  Obtain the prior written approval of the Required Banks, which approval shall not be unreasonably withheld, for any acquisition or proposed acquisition by an institutional investor other than Bunge or ICM of equity interests (other than common equity), if such equity interests are to contain preferential rights pertaining to dividends, distributions, or other disbursements of income of the Borrower.

Section 5.02.         Negative Covenants.  So long as any of the Loan Obligations remain unpaid or the Banks shall have any commitment hereunder, the Borrower will not, without the prior written consent of the Agent:

(a)           Liens, etc.  Create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its subsidiaries to assign, any right to receive income, in each case to secure any Debt of any Person, other than (collectively, “Permitted Liens”):

(i)            those described on Schedule 5.02(a) hereto and those arising out of the Iowa Western Job Training Agreement, and renewals and extensions of the same on substantially the same terms and conditions and at no increase in the debt or obligation; or

(ii)           liens or security interests which are subject to an intercreditor and subordination agreement in form and substance reasonably acceptable to the Agent in the Agent’s sole discretion; or

(iii)          the liens or security interests of the Agent in the Security Agreement, Mortgage or otherwise; or

(iv)          liens (other than liens relating to environmental liabilities or ERISA) for taxes, assessments, or other governmental charges that are not more than thirty (30) days overdue or, if the execution thereof is stayed, which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established; or

(v)           liens of warehousemen, carriers, landlords, mechanics, materialmen, or other similar statutory or common law liens securing obligations that are not yet due and are incurred in the ordinary course of business or, if the execution thereof is stayed, which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with generally accepted accounting principles; or

(vi)          liens resulting from good faith deposits to secure payments of workmen’s compensation or unemployment insurance, or other social security programs or to secure the performance of tenders, leases, statutory obligations, surety, customs and appeal bonds, bids or contracts (other than for payment of Debt); or

(vii)         any attachment or judgment lien not constituting an Event of Default; or

(viii)        liens arising from filing UCC financing statements regarding leases not prohibited by this Agreement; or

(ix)          customary offset rights of brokers and deposit banks arising under the terms of securities account agreements and deposit agreements;

(x)           any real estate easements and easements, covenants and encumbrances that customarily do not affect the marketable title to real estate or materially impair its use.

(b)           Distributions, etc.  Declare or pay any dividends, purchase or otherwise acquire for value any of its membership interests (units) now or hereafter outstanding, or make any distribution of assets to its interest holders, members or general partners as such, or permit any of its subsidiaries to purchase or otherwise acquire for value any stock, membership interest or partnership interest of the Borrower, provided, however, the Borrower may: (i) declare and pay dividends and distributions payable in membership interests (units); (ii) purchase or otherwise acquire shares of the membership interests (units) of the Borrower with the proceeds received from the issuance of new membership interests (units); (iii) beginning at the end of the first full fiscal year following the Conversion Date, and annually thereafter, pay redemptions, dividends or distributions in an amount not to exceed, in the aggregate, 30% of the Borrower’s immediately preceding fiscal year’s Net Income (“Allowed Distributions”), and provided that all loan covenants are met on a post distribution basis; (iv) pay dividends or distributions which are immediately reinvested in the Borrower (“Reinvestment Distributions”); (v) complete the transactions reflected on Schedule 4.01(a) and (vi) after payment of the Excess Cash Flow Payment required by Section 2.25, if any, and after all loan covenants are met on a post distribution basis, pay additional distributions in an amount reasonably acceptable to Agent and the Required Banks (“Excess Distributions”), provided, however, that immediately prior to the proposed payment of any dividends or distributions permitted by this Section 5.02(b), or after giving effect thereto, no Default or Event of Default shall exist.

(c)           Capital Expenditures.  Except for costs identified in the Project Sources and Uses Statement, make any investment in fixed assets in the aggregate amount of One Million and No/100 Dollars ($1,000,000.00) during any fiscal year during the term of this Agreement.

(d)           Consolidation, Merger, Dissolution, Etc.  Directly or indirectly, merge or consolidate with any other Person or permit any other Person to merge into or with or consolidate with the Borrower.

(e)           Indebtedness, Etc.  Create, incur, assume or suffer to exist any Debt or other indebtedness, liabilities or obligations, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, without the prior written consent of the Agent, except:  (i) the liabilities of the Borrower to the Agent or the Banks hereunder; (ii) trade accounts payable and accrued liabilities (other than Debt) arising in the ordinary course of the Borrower’s business; (iii) Subordinated Debt; (iv) the liabilities of the Borrower described on Schedule 5.02(a); (v) contracts or agreements other than Material Contracts arising in the ordinary course of the Borrower’s business, and (vi) the obligations of the Borrower under the Iowa Western Job Training Agreement.

(f)           Organization; Name; Chief Executive Office.  Change its state of organization, name or the location of its chief executive office without the prior written consent of the Agent, except that the principal office shall be moved to the plant site when construction of the administration office is substantially complete.

(g)           Loans, Guaranties, Etc.  Make any loans or advances to (whether in cash, in-kind, or otherwise) any Person, or directly or indirectly guaranty or otherwise assure a creditor against loss in respect of any indebtedness, obligations or liabilities (contingent or otherwise) of any Person.

(h)           Subsidiaries; Affiliates.  Form or otherwise acquire any subsidiary or affiliated business, or acquire the assets of or acquire any equity or ownership interest in any Person, unless such subsidiary, affiliate or Person executes and delivers to the Agent:  (i) a guaranty of all of the Loan Obligations, in form and substance acceptable to the Agent in its sole discretion; (ii) security agreements in form substantially similar to the Security Agreement; and (iii) such other documents and amendments to this Agreement and the other Loan Documents as the Agent shall reasonably require.

(i)           Transfer of Assets.  Sell, lease, assign, transfer, or otherwise voluntarily dispose of any of its assets, or permit any of its subsidiaries to sell, lease, assign, transfer, or otherwise voluntarily dispose of any of their assets except:  (i) dispositions of inventory in the ordinary course of business; and (ii) dispositions of:  (A) obsolete or worn out equipment; (B) equipment or real property not necessary for the operation of its business; or (C) equipment or real property which is replaced with property of equivalent or greater value as the property which is disposed.

(j)           Lines of Business.  Engage in any line or lines of business activity other than the production of ethanol and related by-products.

(k)           Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any governor, director, manager, officer, employee, consultant, agent, or member other than an Eligible Member, of the Borrower or any Affiliate, except (i) transactions listed on Schedule 5.02(k), (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower  and upon fair and reasonable terms which are fully disclosed to the Agent and are no less favorable to the Borrower or such subsidiary than would be obtained in a comparable arm’s length transaction with a person or entity that is not an Affiliate, and (iii) payment of compensation to members, governors, directors, managers, officers, employees, consultants and agents in the ordinary course of business for services actually rendered in their capacities as members, governors, directors, managers, officers, employees, consultants and agents, provided such compensation is reasonable and comparable with compensation paid by companies of like nature and similarly situated.  Notwithstanding the foregoing, upon the election of the Agent, no payments may be made with respect to any items set forth in clauses (i) and (ii) of the preceding sentence upon the occurrence and during the continuation of a Default or an Event of Default.

(l)           Management Fees and Compensation.  Directly or indirectly pay any management, consulting or other similar fees to any Person, except legal or consulting fees paid to Persons listed on Schedule 5.02(l), that are not Affiliates of the Borrower for services actually rendered and in amounts typically paid by entities engaged in the Borrower’s or such subsidiary’s business.

(m)           Amendments to Organizational Documents.  Amend its articles of organization, operating agreement, management agreement, by-laws or any other organizational documents in any respect that would impair its ability to comply with the terms or provisions of any of the Loan Documents, including Section 5.01(s) of this Agreement.

(n)           Subordinated Loans.  Pay any principal or interest on:

(i)           the Bunge Revolving Loan, if immediately prior to the proposed payment or after giving effect thereto, (i) a Default or Event of Default described in Section 6.01(a) shall exist, or (ii) the sum of the outstanding Revolving Letters of Credit plus the outstanding Revolving Line of Credit Advances exceeds the Borrowing Base; and

(ii)           the Subordinated Term Loans until their stated maturity, which shall be not earlier than the maturity date of Term Loan; provided that interest on any Subordinated Term Loan may be paid in kind by increasing the principal amount of such loan according to the terms of the promissory note evidencing such Subordinated Term Loan; provided further that the proceeds of any Public Noteholder Term Loan may be used to prepay the Bunge Term Loan and the ICM Term Loan.

ARTICLE VI
EVENTS OF DEFAULT AND REMEDIES

Section 6.01.         Events of Default.  Each of the following events shall be an “Event of Default”:

(a)           The Borrower shall fail to pay any installment of principal or interest, fees, expenses, charges or other amounts payable hereunder or under the Loan Documents or to make any deposit of funds required under this Agreement when due; or

(b)           Any representation or warranty made by the Borrower, or any of its officers or directors under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c)           The Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(c)(viii), (d), (e), (f) or (g) or take any action as prohibited by Section 5.02; or

(d)           The Borrower shall fail to deliver the financial statements or Compliance Certificate under Section 5.01(c) within five (5) Business Days of the date due; or

(e)           The Borrower shall fail to perform or observe any term, covenant or agreement contained in any Loan Document (other than those listed in clauses (a) through (d) of this Section 6.01) on its part to be performed or observed (other than the covenants to pay the Loan Obligations) and any such failure shall remain unremedied for ten (10) days after written notice thereof shall have been given to the Borrower by the Agent, provided, however, that no Event of Default shall be deemed to exist if, within said ten (10) day period, the Borrower has commenced appropriate action to remedy such failure and shall diligently and continuously pursue such action until such cure is completed, unless such cure is or cannot be completed within thirty (30) days after written notice shall have been given; or

(f)           The Borrower shall fail to pay any indebtedness in an amount in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) (either in any individual case or in the aggregate) excluding indebtedness evidenced by the Notes and excluding Ordinary Trade Payable Disputes, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other Default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such Default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness (excluding Ordinary Trade Payable Disputes); or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof (excluding Ordinary Trade Payable Disputes); or

(g)           The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it) either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection; or

(h)           Any one or more judgment(s) or order(s) for the payment of money in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate shall be rendered against the Borrower and either:  (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i)            Any provision of any Loan Document shall for any reason cease to be valid and binding on the Borrower or the Borrower shall so state in writing, and such provision is deemed to have a Materially Adverse Effect; or

(j)            The Mortgage or the Security Agreement shall for any reason, except to the extent permitted by the terms thereof, cease to create a valid lien, encumbrance or security interest in any of the property purported to be covered thereby; or

(k)           The termination of any Long Term Marketing Agreement prior to its stated expiration date, unless such Long Term Marketing Agreement is replaced by another Long Term Marketing Agreement acceptable to the Agent, within thirty (30) days of the termination of such Long Term Marketing Agreement; or

(l)            The Borrower shall dissolve, merge, consolidate with another Person, or suspend or discontinue doing business; or

(m)          Any event, change or condition not referred to elsewhere in this Section 6.01 should occur which results in a Material Adverse Effect on the Borrower, any subsidiary or any guarantor of the Borrower’s obligations hereunder; or

(n)           Any guaranty, suretyship, subordination agreement, maintenance agreement, or other agreement furnished in connection with the Borrower’s obligations hereunder and under any Note shall, at any time, cease to be in full force and effect, or shall be revoked or declared null and void, or the validity or enforceability thereof shall be contested by the guarantor, surety or other maker thereof, or the guarantor shall deny any further liability or obligations thereunder, or shall fail to perform its obligations thereunder, or any representation or warranty set forth therein shall be breached, or the guarantor shall breach or be in Default under the terms of any other agreement with the Agent (including any loan agreement or security agreement); or

(o)           The loss, suspension or revocation of, or failure to renew, any franchise, license, certificate, permit, authorization, approval or the like now held or hereafter acquired by the Borrower , if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect on the Borrower or any regulatory or Governmental Authority replaces the management of the Borrower  or assumes control over the Borrower ; or

(p)           The Borrower should breach or be in Default under a Material Contract in any material respect, including any material breach or Default, or any termination shall have occurred, or any other event which would permit any party other than the Borrower to cause a termination, or any Material Contract shall have ceased for any reason to be in full force and effect prior to its stated or optional expiration date; or

(q)           The Borrower should terminate, change, amend or restate, without the Agent’s prior consent any Material Contract, or any material Construction Contract and such event could reasonably be expected to have a Material Adverse Effect.

Section 6.02.         Remedies.  Upon the occurrence of an Event of Default and at any time while such Event of Default is continuing, the Agent:

(a)           may accelerate the due date of the unpaid principal balance of the Loans, all accrued but unpaid interest thereon and all other amounts payable under this Agreement and the Loan Documents making such amounts immediately due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith immediately due and payable, without presentment, notice of intent to accelerate or notice of acceleration, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, the Loans, all such interest and all such amounts shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower;

(b)           may terminate the Banks’ obligations, if any, under this Agreement to make any Advances whereupon the commitment and obligations of the Banks to extend credit or to make Advances hereunder shall terminate, and no disbursement of Loan funds by the Agent will cure any Default of the Borrower, unless the Required Banks agrees otherwise in writing;

(c)           may, by notice to the Borrower, obtain the appointment of a receiver to take possession of all Collateral of the Borrower, including all personal property, including all fixtures and equipment leased, occupied or used by the Borrower.  The Borrower hereby irrevocably consents to the appointment of such receiver and agrees to cooperate and assist any such receiver to facilitate the transfer of possession of the Collateral to such receiver and to provide such receiver access to all books, records, information and documents as requested by such receiver;

(d)           may, by notice to the Borrower, require the Borrower to pledge to the Agent as security for the Loan Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in an interest bearing cash collateral account at the Agent without any right of withdrawal by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower  under the Federal Bankruptcy Code, the Borrower shall, without notice, pledge to the Agent as security for the Loan Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in such an interest bearing cash collateral account at the Agent; and

(e)           may exercise all other rights and remedies afforded to the Agent under the Loan Documents or by applicable law or equity.

Section 6.03.          Remedies Cumulative.  Each and every power or remedy herein specifically given shall be in addition to every other power or remedy, existing or implied, given now or hereafter existing at law or in equity, and each and every power and remedy herein specifically given or otherwise so existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Agent, and the exercise or the beginning of the exercise of one power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any other power or remedy.  No delay or omission of the Agent in the exercise of any right or power accruing hereunder shall impair any such right or power or be construed to be a waiver of any Default or acquiescence therein.

ARTICLE VII
THE AGENT

Section 7.01.         Authorization and Action.  Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and on behalf of each of its Affiliates who are owed Obligations (each such Affiliate by acceptance of the benefits of the Loan Documents hereby ratifying such appointment) and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

Section 7.02.         Duties and Powers of Agent.

(a)           The Agent shall (i) make such demands and give such notices under the Loan Documents as the Required Banks shall request, (ii) take (or refrain from taking) such action to enforce the Loan Documents and to foreclose or otherwise realize upon, collect or dispose of the Collateral, or any portion thereof, at such times, in such order and otherwise in such matter as may be directed by the Required Banks (including matters relating to (A) the amount of the Loan Obligations bid as a credit on account of the purchase price of the Collateral and (B) the adoption and implementation of post-foreclosure or post-realization plans of disposition with respect to any of the Collateral foreclosed or otherwise realized upon), and (iii) take such other actions under this Agreement or the Loan Documents or otherwise (including the amending of this Agreement or the Loan Documents as contemplated by and in accordance with the provisions of Section 8.01 hereof) upon direction of the Required Banks.  Any property taken or held by the Agent, in its capacity as such, by foreclosure or otherwise, shall be held by it pursuant to this Agreement.

(b)           The Agent shall not take, and shall be fully justified in failing or refusing to take, any action under this Agreement or the Loan Documents or otherwise unless it shall have first received such advice or concurrence of the Required Banks or to the extent otherwise required herein all the Banks.

(c)           Any action taken or failure to act pursuant to the direction of the Required Banks or to the extent otherwise required herein all the Banks shall be binding upon all of the Banks and all future holders of the Loan Obligations.

(d)           The obligations of the Agent hereunder are only those expressly set forth herein and in the Loan Documents.  Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Event of Default or event or condition which, with the giving of notice or laps time, or both, could constitute an Event of Default, except as expressly provided in this Agreement.  The Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, or event or condition which, with the giving of notice or laps time, or both, could constitute an Event of Default, unless the Agent has received written notice from a Bank or the Borrower describing such Default or Event of Default and stating that such notice is a notice of Default.  In the event the Agent receives such a notice, the Agent shall give notice thereof to the Banks.  The Agent shall take such action under the Loan Documents with respect to such Default or Event of Default as shall be directed by the Required Banks.

Section 7.03.         Obligations of Agent.  Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct.  Without limitation of the generality of the foregoing, the Agent (i) may treat the Banks as the parties entitled to distributions hereunder unless and until the Agent receives written notice and evidence satisfactory to it to the contrary, (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iii) shall not by reason of any Loan Document be a trustee or fiduciary for any Bank, and (iv) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telex or facsimile) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of the Borrower made or deemed to be made hereunder.  Further, the Agent (A) makes no warranty or representation to any Bank and shall not be responsible to any Bank for the accuracy or completeness of any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, (B) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower, and (C) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto.

Section 7.04.         Agent and Affiliates.  With respect to its Commitment, the Advances made by the Agent and the Notes issued to it, the Agent shall have the same rights and powers under this Agreement as the other Banks and may exercise the same as though it were not the Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include the Agent in its capacity as a Bank.  AgStar and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, all as if AgStar were not the Agent hereunder and without any duty to account therefor to the Banks.

Section 7.05.          Bank Credit Decision.  It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and the Collateral.  Accordingly, each Bank confirms to the Agent that such Bank has not relied, and will not hereafter rely, on the Agent (i) to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower under or in connection with this Agreement, the Loan Documents or the transactions herein or therein contemplated (whether or not such information has been or is hereafter distributed to such Bank by the Agent), (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any collateral provided to secure the obligations of the Borrower under the Loan Documents, or (iii) to obtain, verify or record information that identifies the Borrower in accordance with the USA PATRIOT Act (Title III of Pub Law No. 107-56).  Each Bank acknowledges that a copy of the Loan Documents has been made available to it and to its individual legal counsel for review and such Bank acknowledges that it is satisfied with the form and substance of the Loan Documents, and is not relying upon advice or recommendations of the Agent or the Agent’s counsel.

Section 7.06.         Indemnification.  The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or the Obligations or any action taken or omitted by the Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct.  Without limiting the generality of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Banks under, or the enforcement of, or legal advice in respect of rights or responsibilities under the Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Borrower.

Section 7.07.         Successor Agent.  The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower.  If no successor Agent shall have been appointed by the Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s having given notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be either a Bank or a bank reasonably acceptable to the Borrower, organized under the laws of the United States or of any state thereof, or any affiliate of such bank, and having a combined capital and surplus of at least Five Hundred Million and No/100 Dollars ($500,000,000.00).  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Agent’s resignation hereunder as Agent, the provision of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 7.08.         Exchange of Information.  Each Bank and the Agent shall freely exchange with the other Banks and/or Agent any information relating to the condition, financial or otherwise, of the Borrower, and the Borrower hereby consents to any and all prior, present or future such exchanges.

Section 7.09.         Benefit of the Banks Only.  The terms and provisions of this Article VII are for the sole and exclusive benefit of the Agent and the Banks, and not for the benefit of the Borrower.

Section 7.10.          Authorized Actions.  The Agent is hereby irrevocably authorized by the Banks, without any further action by any Bank, to release the Agent’s liens in Collateral:  (i) if such Collateral is permitted to be sold or otherwise disposed of under Section 5.02(i); and (ii) upon termination of the Commitments, collateralization of all outstanding Letters of Credit and payment and satisfaction of all other non-contingent obligations of the Borrower under the Loan Documents.

ARTICLE VIII
MISCELLANEOUS

Section 8.01.         Amendments, Etc.  No amendment or waiver of any provision of any Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Banks and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver, or consent shall, without the consent of all Banks, do any of the following:  (i) except as provided in Section 2.13, increase the Commitment of any Bank; (ii) reduce the amount owed to a Bank or reduce the rate of interest thereon, or reduce any fees payable to a Bank hereunder; (iii) postpone the scheduled date of payment of any amount owed to a Bank, or waive or excuse any such payment, or postpone the scheduled date of expiration of such Bank’s Commitment; (iv) change any of the provisions of this Section or the definition of “Required Banks” or any other provision of any Loan Document specifying the number or percentage of Banks required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; (v) change the definition of the term “Borrowing Base” or the definitions used therein or change the definition of the terms “Loan Obligations,” “Obligations”, “Hedging Obligations,” or “Bank”: or (vi) except as permitted by Section 7.10, release any Collateral or release the Borrower from liability.  Notwithstanding anything to the contrary contained in this Section 8.01:  (i) no amendment, waiver, or consent shall be made with respect to Article VII hereof or any other provision which affects the rights or obligations of the Agent without the prior written consent of the Agent; (ii) no amendment, waiver or consent shall be made with respect any provision which affects the rights or obligations of the Issuer without the prior written consent of the Issuer; and (iii) no amendment, waiver or consent shall be made with respect to Section 2.06 or any other provision which affects the rights or obligations of the Swingline Bank without the prior written consent of the Swingline Bank.  Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Bank may not be increased or extended without the consent of such Bank.

Section 8.02.          Notices, Etc.  All notices and other communications provided for under any Loan Document shall be in writing and mailed, faxed, or delivered at the addresses set forth below, or at such other address as such party may specify by written notice to the other parties hereto:

If to the Borrower:	Southwest Iowa Renewable Energy, LLC
10868 189th Street
Council Bluffs, IA 51503
Phone: (712) 366-0392
Fax: (712) 366-0394

with a copy to:	Husch Blackwell Sanders LLP
1620 Dodge Street
Suite 2100
Omaha, NE 68102
Phone: (402) 964-5000
Fax: (402) 964-5050

If to the Agent:	AgStar Financial Services, PCA
1921 Premier Drive
P.O. Box 4249
Mankato, MN 56002-4249
Telephone: (507) 386-4242
Facsimile: (507) 344-5088

with copies to:	Gray, Plant, Mooty, Mooty, & Bennett, P.A.
1010 West St. Germain
Suite 600
St. Cloud, MN 56301
Telephone: (320) 252-4414
Facsimile: (320) 252-4482
Attention: Phillip L. Kunkel

If to a Bank:	At the address or addresses, as the case may be,
set forth on Schedule 8.02 or on the most recent
Bank Supplement to which such Bank is a party.

All such notices and communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via facsimile to the number set forth above, (iii) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid.  Notwithstanding the other provisions of this Section 8.02, the Agent may accept oral borrowing notices, provided that the Agent shall incur no liability to the Borrower or any Bank in acting on any such communication that the Agent believes in good faith to have been given by a Person authorized to give such notice on behalf of the Borrower.  Any confirmation sent by the Agent or any Bank to a Borrower of any borrowing under this Agreement shall, in the absence of manifest error, be conclusive and binding for all purposes.

Section 8.03.         No Waiver; Remedies.  No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

Section 8.04.         Costs, Expenses and Taxes.

(a)           The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of the Loan Documents and the other documents to be delivered under the Loan Documents, including the reasonable fees and out-of-pocket expenses of counsel for the Agent and counsel for the Banks (who may be in-house counsel), and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Agent and the Banks as to their respective rights and responsibilities under the Loan Documents, and all costs and expenses (including reasonable counsel fees and expenses) for the Agent and each Bank in connection with the filing of the Financing Statements and the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents, including all such costs and expenses associated with defending, protecting or enforcing the Loan Documents in any bankruptcy proceedings.  In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered under the Loan Documents, and agrees to save the Agent and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

(b)           If, due to payments made by a Borrower pursuant to Sections 2.27 and 2.28 or due to acceleration of the maturity of the Advances pursuant to Section 6.02 or due to any other reason, the Agent or any Bank receives payments of principal of any LIBOR Rate Account other than on the last day of an Interest Period relating thereto, the Borrower shall pay to the Agent for itself or for the account of such Bank on demand any amounts required to compensate the Agent or such Bank, as the case may be, for any additional losses, costs or expenses which it may incur as a result of such payment, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Agent or such Bank, as the case may be, to fund or maintain such LIBOR Rate Account.

Section 8.05.         Right of Set-off.  Each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and/or such Bank to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not such Bank shall have made any demand under such Loan Document and although deposits, indebtedness or such obligations may be unmatured or contingent.  The Agent and each Bank, as the case may be, agrees to promptly notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Banks under this Section are in addition to other rights and remedies (including other rights of set-off) which the Agent and the Banks may have.  Each Bank agrees that for the benefit of each of the other Banks and the Agent (but not for the benefit of the Borrower) that such Bank shall not exercise any of the set-off rights described in this Section 8.05 unless (i) at the time of the taking of such action there had occurred an Event of Default which was continuing and (ii) such Bank had notified the Agent of such Bank’s intention to take such action and such Bank had received the Agent’s written consent to the taking of such action (unless such notice and consent requirement is waived by the Agent in its sole discretion).

Section 8.06.         Severability of Provisions.  Any provision of this Agreement or of any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or unenforceability of such provision in any other jurisdiction.

Section 8.07.         Binding Effect; Successors and Assigns; Participations.

(a)           This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns, except that the Borrower shall have no right to assign or otherwise transfer its rights hereunder or any interest herein without the prior written consent of the Agent and the Banks.

(b)           Each Bank shall have the right at any time, with the written consent of the Agent and, unless an Event of Default shall have occurred and be continuing, the Borrower, to assign, negotiate, hypothecate, or otherwise transfer all or portions of its rights in this Agreement or in its Commitment, participation obligations and interests, rights and security under this Agreement and any of the other Loan Documents to any other commercial, banking or financial institution, including any one or more of its Affiliates which is a commercial banking or financial institution or to one or more of the Banks, subject to minimum amounts of $5,000,000.00 or the remaining commitment amount if less than $5,000,000.00.  Upon any such assignment, each Bank so assigning its Commitment, Advances, Notes, participation obligations and interests, rights and security under this Agreement shall pay the Agent, within two (2) Business Days of such assignment an assignment fee of $2,000.00 for its own account and shall promptly notify the Agent and the other Banks thereof.  Each Bank so assigning its Commitment, Advances, Notes, participation obligations and interests, rights and security under this Agreement or any of the other Loan Documents shall, promptly upon request by the Agent, execute and deliver, and cause such assignee to execute and deliver, such documents and instruments reasonably requested by the Agent (collectively, a “Bank Supplement”) to evidence such assignment or other transfer and to substitute the assignee as a Bank on all of the Loan Documents.  The Borrower hereby acknowledges and agrees that any assignment or other or arrangement described in this Section 8.07 will give rise to a direct obligation of the Borrower to the assignee or additional commercial banking or financial institutional, as the case may be, and such party shall be considered a Bank and rely on, and possess all rights under, all opinions, certificates or other instruments delivered under or in connection with this Agreement or any other Loan Document.  The Borrower shall accord full recognition to any such assignment or other arrangement, and all rights and remedies of such Bank in connection with the interest so assigned shall be as fully enforceable by such assignee or additional commercial, banking or financial institution, as they were (i) by the assignor or Bank thereof before such assignment or (ii) in the case of an additional commercial, banking or financial institution becoming a Bank under the circumstances described above in this Section 8.07, by a Bank that was a party to this Agreement on the date hereof.

(c)           Each Bank shall have the right at any time, with the written consent of the Agent and, unless an Event of Default shall have occurred and be continuing, the Borrower, to sell participations in all or any portion of its rights in this Agreement or its Commitment, Advances, Notes, participation obligations and interests, rights and security under this Agreement and any of the other Loan Documents to any other Person; provided, however, that (i) such Bank’s obligations under the Loan Documents (including its Commitments) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrower, the Issuer, and the Swingline Bank for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes and owner of its participation or other interests in Letter of Credit Liabilities for all purposes of any Loan Document, and (iv) the Agent and the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under the Loan Documents.  For the sole purpose of determining voting rights, “Banks” shall include those Persons that are members of the Farm Credit System which have acquired participation interests (not including subparticipation interests) in the Loans at any time in the minimum amount of Ten Million and No/100 Dollars ($10,000,000.00), which have been designated by the Bank selling the participation to such Person as being accorded voting rights hereunder (the “Participant Designation”), and which are approved as such by the Agent with notification to the Borrower (the participation shall, in turn, result in a corresponding reduction in the dollar amount of voting rights of the Bank from which such participation interests were acquired).  The Participant Designation shall (i) state the name and contact information of the participant as would be required of an assignee pursuant to a Bank Supplement, and (ii) state the amount of the participation purchased.  The Agent shall be entitled to conclusively rely on any and all information contained in any Participant Designation delivered to it by a Bank.

(d)           The Agent and any such Bank or Banks, as the case may be, may disclose to (i) any of the participants identified in Schedule 2.01 or, (ii) in connection with any proposed assignment, negotiation, hypothecation, granting of a participation or other transfer or arrangement, the proposed assignee, participant or other transferee or institution any information that the Borrower is required to deliver to the Agent and/or the Banks pursuant to this Agreement or the other Loan Documents, and the Borrower agrees to cooperate fully with the Agent and the Banks, as the case may be, in providing any such information to any proposed assignee, participant or other transferee or institution.

Section 8.08.         Consent to Jurisdiction.  All parties hereby irrevocably submit to the jurisdiction of any Minnesota State court sitting in Blue Earth County, Minnesota, or Federal court sitting in Minneapolis, Minnesota, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and each party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Minnesota State court or in such Federal court.  Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

Section 8.09.         Governing Law.  THE VALIDITY OF THIS AGREEMENT, TOGETHER WITH ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA (WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF).

Section 8.10.        Banks’ Obligations Several, Not Joint.  The obligations of the Banks under this Agreement and the other Loan Documents are several, and are not joint.  No Bank or the Agent shall be responsible or liable in any way for the failure or refusal of any other Bank to make any Advance to be made by any other Bank, or for any other obligations of any other Bank.

Section 8.11.          Execution in Counterparts.  This Agreement may be executed in any number of counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

Section 8.12.         Survival.  All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Advances and issuance of any Letters of Credit, regardless of any investigation made by any such other party on its behalf and notwithstanding that the Agent, the Issuer or any Bank may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Obligations are outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The expense reimbursement, additional cost, capital adequacy and indemnification provisions of this Agreement shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 8.13.         Entire Agreement.  THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO OR THERETO.

Section 8.14.         Waiver of Borrower Rights.  The Borrower acknowledges and agrees that, to the extent the provisions of the Agricultural Credit Act of 1987, including 12 U.S.C. §§ 2199 through 2202e, and the implementing Farm Credit Administration regulations, 12 C.F.R. § 617.7000, et seq. (collectively, the “Farm Credit Law”) apply to the Borrower or to the transactions contemplated by this Agreement, the Borrower hereby irrevocably waive all Borrower Rights, including all statutory or regulatory rights of a borrower to disclosure of effective interest rates, differential interest rates, review of credit decisions, distressed loan restructuring, and rights of first refusal.  The Borrower acknowledges and agrees that the waiver of Borrower Rights provided by this Section 8.14 is knowingly and voluntarily made after the Borrower has consulted with legal counsel of its choice and has been represented by counsel of its choice in connection with the negotiation of this Agreement and the waiver of Borrower Rights set forth in this Section 8.14.  The Borrower acknowledges that its waiver of Borrower Rights set forth in this Section 8.14 is based on its recognition that such waiver is material to induce commercial banks and other non-Farm Credit System institutions to participate in the extensions of credit contemplated by this Agreement and to provide extensions of credit to the Borrower.  Nothing contained in this Section 8.14, nor the delivery to the Borrower of any summary of any rights under, or any notice pursuant to, the Farm Credit Law shall be deemed to be, or be constructed to indicate the determination or agreement by the Borrower, the Agent, or any Bank that the Farm Credit Law, or any rights thereunder, are or will be applicable to the Borrower or to the transactions contemplated by this Agreement.  It is the intent of the Borrower that the waiver of Borrower Rights contained in this Section 8.14 complies with and meets all of the requirements of 12 C.F.R. § 617.7010(c).

Section 8.15.         WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT TO WHICH IT IS A PARTY OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly-authorized officers, as of the date first above written.

[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE TO
AMENDED AND RESTATED CREDIT AGREEMENT

BY AND BETWEEN

SOUTHWEST IOWA RENEWABLE ENERGY, LLC,

and

AGSTAR FINANCIAL SERVICES, PCA, as AGENT

and

the BANKS

DATED: To be effective as of March 31, 2010

EACH OF THE BORROWER, THE AGENT AND EACH BANK ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AMENDED AND RESTATED CREDIT AGREEMENT, AND EACH SUCH PERSON AGREES TO ITS TERMS.  THIS AGREEMENT IS DATED AS OF THE DATE FIRST ABOVE STATED.

BORROWER:

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
an Iowa limited liability company

/s/ Brian Cahill
By:	Brian Cahill
Its:	General Manager & CEO

/s/ Karol King
By:	Karol King
Its:	Board Chairman

SIGNATURE PAGE TO
AMENDED AND RESTATED CREDIT AGREEMENT

BY AND BETWEEN

SOUTHWEST IOWA RENEWABLE ENERGY, LLC,

and

AGSTAR FINANCIAL SERVICES, PCA, as AGENT

and

the BANKS

DATED: To be effective as of March 31, 2010

EACH OF THE BORROWER, THE AGENT AND EACH BANK ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AMENDED AND RESTATED CREDIT AGREEMENT, AND EACH SUCH PERSON AGREES TO ITS TERMS.  THIS AGREEMENT IS DATED AS OF THE DATE FIRST ABOVE STATED.

AGENT:

AGSTAR FINANCIAL SERVICES, PCA,
as Administrative Agent

/s/ Ron Monson
By:	Ron Monson
Its:	Vice President

AGSTAR:
as a Bank

AGSTAR FINANCIAL SERVICES, PCA,

/s/ Ron Monson
By:	Ron Monson
Its:	Vice President

SIGNATURE PAGE TO
AMENDED AND RESTATED CREDIT AGREEMENT

BY AND BETWEEN

SOUTHWEST IOWA RENEWABLE ENERGY, LLC,

and

AGSTAR FINANCIAL SERVICES, PCA, as AGENT

and

the BANKS

DATED: To be effective as of March 31, 2010

EACH OF THE BORROWER, THE AGENT AND EACH BANK ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AMENDED AND RESTATED CREDIT AGREEMENT, AND EACH SUCH PERSON AGREES TO ITS TERMS.  THIS AGREEMENT IS DATED AS OF THE DATE FIRST ABOVE STATED.

METROPOLITAN LIFE INSURANCE COMPANY,
as a Bank

/s/ Tony J. Jennings
By:	Tony J. Jennings
Its:	Director

Address:	8717 West 100th Street, Suite 700
Overland Park, KS 66210-2101

SIGNATURE PAGE TO
AMENDED AND RESTATED CREDIT AGREEMENT

BY AND BETWEEN

SOUTHWEST IOWA RENEWABLE ENERGY, LLC,

and

AGSTAR FINANCIAL SERVICES, PCA, as AGENT

and

the BANKS

DATED: To be effective as of March 31, 2010

EACH OF THE BORROWER, THE AGENT AND EACH BANK ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AMENDED AND RESTATED CREDIT AGREEMENT, AND EACH SUCH PERSON AGREES TO ITS TERMS.  THIS AGREEMENT IS DATED AS OF THE DATE FIRST ABOVE STATED.

METLIFE BANK, N.A.,
as a Bank

/s/ Daniel A. O’Neill
By:	Daniel A. O’Neill
Its:	Assistant Vice-President

Address:	8717 West 100th Street, Suite 700
Overland Park, KS 66210-2101

SIGNATURE PAGE TO
AMENDED AND RESTATED CREDIT AGREEMENT

BY AND BETWEEN

SOUTHWEST IOWA RENEWABLE ENERGY, LLC,

and

AGSTAR FINANCIAL SERVICES, PCA, as AGENT

and

the BANKS

DATED: To be effective as of March 31, 2010

EACH OF THE BORROWER, THE AGENT AND EACH BANK ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AMENDED AND RESTATED CREDIT AGREEMENT, AND EACH SUCH PERSON AGREES TO ITS TERMS.  THIS AGREEMENT IS DATED AS OF THE DATE FIRST ABOVE STATED.

COÖPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., “RABOBANK
NEDERLAND”, New York Branch,
as a Bank

/s/ Jeff Bliss
By:	Jeff Bliss
Its:	Executive Director

/s/ Brett Delfino
By:	Brett Delfino
Its:	Executive Director

Address:	245 Park Avenue
37th Floor
New York, NY 10167

SIGNATURE PAGE TO
AMENDED AND RESTATED CREDIT AGREEMENT

BY AND BETWEEN

SOUTHWEST IOWA RENEWABLE ENERGY, LLC,

and

AGSTAR FINANCIAL SERVICES, PCA, as AGENT

and

the BANKS

DATED: To be effective as of March 31, 2010

EACH OF THE BORROWER, THE AGENT AND EACH BANK ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AMENDED AND RESTATED CREDIT AGREEMENT, AND EACH SUCH PERSON AGREES TO ITS TERMS.  THIS AGREEMENT IS DATED AS OF THE DATE FIRST ABOVE STATED.

AMARILLO NATIONAL BANK,
as a Bank

/s/ Bryce Jordan
By:	Bryce Jordan
Its:	Banking Officer

Address:	P.O. Box 1
Amarillo, Texas 79105

SIGNATURE PAGE TO
AMENDED AND RESTATED CREDIT AGREEMENT

BY AND BETWEEN

SOUTHWEST IOWA RENEWABLE ENERGY, LLC,

and

AGSTAR FINANCIAL SERVICES, PCA, as AGENT

and

the BANKS

DATED: To be effective as of March 31, 2010

EACH OF THE BORROWER, THE AGENT AND EACH BANK ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AMENDED AND RESTATED CREDIT AGREEMENT, AND EACH SUCH PERSON AGREES TO ITS TERMS.  THIS AGREEMENT IS DATED AS OF THE DATE FIRST ABOVE STATED.

FIRST NATIONAL BANK OF OMAHA,
as a Bank

/s/ Fallon Savage
By:	Fallon Savage
Its:	Second Vice President

Address:	1620 Dodge Street
Omaha, NE 68197

SIGNATURE PAGE TO
AMENDED AND RESTATED CREDIT AGREEMENT

BY AND BETWEEN

SOUTHWEST IOWA RENEWABLE ENERGY, LLC,

and

AGSTAR FINANCIAL SERVICES, PCA, as AGENT

and

the BANKS

DATED: To be effective as of March 31, 2010

EACH OF THE BORROWER, THE AGENT AND EACH BANK ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AMENDED AND RESTATED CREDIT AGREEMENT, AND EACH SUCH PERSON AGREES TO ITS TERMS.  THIS AGREEMENT IS DATED AS OF THE DATE FIRST ABOVE STATED.

BANK OF THE WEST,
as a Bank

/s/ Christiana Creekpaum
By:	Christiana Creekpaum
Its:	Vice President

Address:	Special Assets Dept. North
1450 Treat Blvd.
Walnut Creek, CA 94597

SIGNATURE PAGE TO
 AMENDED AND RESTATED CREDIT AGREEMENT

BY AND BETWEEN

SOUTHWEST IOWA RENEWABLE ENERGY, LLC,

and

AGSTAR FINANCIAL SERVICES, PCA, as AGENT

and

the BANKS

DATED: To be effective as of March 31, 2010

EACH OF THE BORROWER, THE AGENT AND EACH BANK ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AMENDED AND RESTATED CREDIT AGREEMENT, AND EACH SUCH PERSON AGREES TO ITS TERMS.  THIS AGREEMENT IS DATED AS OF THE DATE FIRST ABOVE STATED.

MONUMENTAL LIFE INSURANCE COMPANY,
as a Bank

/s/ Stephen Noonan
By:	Stephen Noonan
Its:	Vice President

Address:	400 West Market Street
5th Floor
Louisville KY 40202

SIGNATURE PAGE TO
AMENDED AND RESTATED CREDIT AGREEMENT

BY AND BETWEEN

SOUTHWEST IOWA RENEWABLE ENERGY, LLC,

and

AGSTAR FINANCIAL SERVICES, PCA, as AGENT

and

the BANKS

DATED: To be effective as of March 31, 2010

EACH OF THE BORROWER, THE AGENT AND EACH BANK ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AMENDED AND RESTATED CREDIT AGREEMENT, AND EACH SUCH PERSON AGREES TO ITS TERMS.  THIS AGREEMENT IS DATED AS OF THE DATE FIRST ABOVE STATED.

M & I MARSHALL & ILSLEY BANK,
as a Bank

/s/ Gary J. Sloan
By:	Gary J. Sloan
Its:	Senior Vice President

/s/ Nicole Kessenich
By:	Nicole Kessenich
Its:	Officer

Address:	770 North Water Street
Milwaukee, WI 53202

Schedule 2.01
Commitments

	Term Loan Commitment	Term Revolving Loan Commitment	Revolving Line of Credit Loan Commitment	Total Commitment
AgStar Financial Services, PCA*	$16,575,600.00	$2,829,200.00	$5,595,200.00	$25,000,000.00
Metropolitan Life Insurance Company	$12,023,800.00	$1,190,500.00	$1,785,700.00	$15,000,000.00
MetLife Bank, N.A.	$9,099,100.00	$900,900.00	$0.00	$10,000,000.00
Cooperative Centrale Raiffeisen-Boerenleenbank B A, “RABOBANK NEDERLAND”, New York Branch	$8,015,900.00	$793,600.00	$1,190,500.00	$10,000,000.00
Amarillo National Bank	$16,031,700.00	$1,587,300.00	$2,381,000.00	$20,000,000.00
First National Bank of Omaha	$17,331,500.00	$1,716,100.00	$3,452,400.00	$22,500,000.00
Bank of the West	$4,008,000.00	$396,800.00	$595,200.00	$5,000,000.00
Monumental Life Insurance Company	$12,000,000.00	$0.00	$0.00	$12,000,000.00
M & I Marshall & IIsley Bank	$5,914,400.00	$585,600.00	$0.00	$6,500,000.00

Totals	$101,000,000.00	$10,000,000.00	$15,000,000.00	$126,000,000.00

Farm Credit Services of the Mountain Plains, FLCA	$2,404,800.00	$238,100.00	$357,100.00	$3,000,000.00

Schedule 2.23
Farm Credit System Entities

1.  AgStar Financial Services, PCA

Schedule 3.01(c)
Real Property

TRACT A
A parcel of land being a portion of the East One Half of Section 31, T74 North, R43 West of the Fifth Principal Meridian, Pottawattamie County, Iowa, more fully described as follows:

Beginning at the North quarter corner of said Sec. 31; thence along the North line of said Sec. 31, South 88 Degrees, 17 Minutes 16 Seconds East, 2270.71 feet to a point on the Westerly right-of-way line of Interstate 29: thence along said Westerly right-of-way line, the following seven (7) courses:
1.  South 00 Degrees 45 Minutes 10 Seconds West, 468.19 feet;
2.  South 00 Degrees 41 Minutes 04 Seconds East, 200.06 feet;
3.  South 00 Degrees 44 Minutes 56 Seconds West, 1964.84 feet;
4.  South 00 Degrees 45 Minutes 02 Seconds West, 1635.16 feet;
5.  South 01 Degree 13 Minutes 56 Seconds West, 593.52 feet;
6.  South 00 Degrees 07 Minutes 12 Seconds East, 353.62 feet;
7.  South 01 Degree 49 Minutes 08 Seconds West, 50.00 feet to a point on the Southerly line of said Sec. 31;
thence along said Southerly line, North 88 Degrees 10 Minutes 52 Seconds West, 2276.52 feet to the South quarter corner of said Sec. 31; thence along the North-South centerline of said Sec. 31, North 00 Degrees 45 Minutes 27 Seconds East, 2629.84 feet to the center of said Sec. 31, thence continuing along said North-South centerline, North 00 Degrees 46 Minutes 14 Seconds East, 2631.10 feet to the point of beginning.

TRACT B-1
Parcel “A” of the SW1/4 SE1/4 of Sec. 19, T74N, R 43W of the 5th Principal Meridian, Pottawattamie County, Iowa, being more fully described as follows:
Commencing at the NW corner of said SW1/4 SE1/4; thence along the North line of said SW1/4 SE1/4, South 88 Degrees 15 Minutes 27 Seconds East a distance of 113.56 feet to the true point of beginning; thence continuing along said North line South 88 Degrees 15 Minutes 27 Seconds East a distance of 200 feet; thence South 12 Degrees 06 Minutes 23 Seconds East a distance of 549.14 feet; thence South 77 Degrees 46 Minutes 56 Seconds West a distance of 204.39 feet; thence South 68 Degrees 35 Minutes 49 Seconds West a distance of 105.34 feet to a point on the East right of way line of Mosquito Creek Drainage District No. 22; thence along said East right of way line, North 01 Degree 34 Minutes 53 Seconds West a distance of 624.94 feet to the true point of beginning.

TRACT B-2
A tract of land located in the SW1/4 SE1/4 in Sec. 18, T74N, R43W of the 5th Principal Meridian, Pottawattamie County, Iowa, more fully described as follows:
Commencing at the SE corner of said Sec. 18; thence South 89 Degrees 44 Minutes 04 Seconds West along the South line of said Sec. 18 a distance of 1,573.21 feet to the point of beginning; thence continuing South 89 Degrees 44 Minutes 04 Seconds West along the South line of said Sec. 18 a distance of 242.14 feet to a point on the Easterly right of way line of Mosquito Creek Drainage District No. 22; thence North 31 Degrees 26 Minutes 27 Seconds East along said Easterly right of way line a distance of 317.26 feet; thence South 58 Degrees 33 Minutes 33 Seconds East a distance of 206.00 feet; thence South 31 Degrees 26 Minutes 27 Seconds West and parallel to said Easterly right of way line a distance of 190.00 feet to the point of beginning.

Schedule 4.01(a)
Description of Certain Transactions Related
to the Borrower’ Membership Interests (Units)

There are no know outstanding subscriptions, options, warrants, calls or rights (including preemptive rights) to acquire, and not outstanding securities or instruments convertible into, membership interests (units) of the borrower, except:

Preemptive Rights of Bunge North America, Inc. as Series B Unit Holder.
Preemptive Rights of ICM, Inc. as Series U Unit Holder.

Schedule 4.01(c)
Government Approvals

Prior to Site Grading:
IDNR & Corps of Engineers (COE) Joint Application	Submitted; No wetlands on area where plant to be built; triggered endangered species review
Endangered species review by IDNR and FWS	Approved
NPDES Storm water Notice of Intent and Pollution Prevention Plan – construct plant	Closed
NPDES Storm water Notice of Intent and PPP – construction of rail spur	Completed

Prior to Pouring Any Concrete:
IDNR air construction permit, PSD	Approved
County zoning permit	Approved

Prior to Construction of Individual Items:
Entrance permits – Mills County	Approved
Above Ground Storage Tank Spill Containment	Approved
Septic site 1 – Pott County	Approved
Septic site 2 – Pott County	Approved
Water - test well permit	Approved
Water - production well permit	Approved
Water - permit test well as public well (for potable water)	Approved
Wastewater discharge – NPDES Permit	Approved
Wastewater discharge - COE approval to cross levee with water line	Need to complete design before submitting
Rail spur including rail bridge over Pony Creek - COE Wetlands 404 Permit	Approved
Rail spur - COE levee crossing permit	In Progress
Rail spur - Drainage District approval	In Progress
Rail spur - IDNR Floodplain Permit for bridge	In Progress
Steam line - COE Wetlands 404 Permit	Need to complete design before submitting
Steam line - COE levee crossing permit	Need to complete design before submitting
Steam line - Drainage District approval	Need to complete design before submitting
Steam line - IDNR Floodplain Permit	Need to complete design before submitting

Prior to Operations:
Hydrostatic Testing Water Discharge	Completed
NPDES Storm water Notice of Intent and Pollution Prevention Plan – Operations	Completed
Risk Management Plan for EPA	Submitted
Spill Prevention Controls and Countermeasures Plan; and Facility Response Plan	Completed/Revisions
Alcohol, Tobacco, Tax & Trade Bureau	Completed

Site Security Plan for DOT	Completed
New Source Performance Standards Notifications	30 days before and 15 days after startup
CESQG Plan (EPA report characterizing hazardous materials)	30 – 90 days after startup SIRE is conditionally exempt as a small quantity generator Recycling plan in place

Operation Permits:
IDNR Air Emissions Testing	Completed
Title V Air Operation Permit	Issued Addendum Title V Air Operating permit being prepared
NPDES Industrial Waste Water Discharge Permit	Issued Form 2 completed MOR (Monthly Operations Report) being submitted
Annual Emissions Inventory	Due each May 15th in Iowa Completed for 2009
Storm Water Discharge Permit	Issued
Storm Water Pollution Prevention Plan	Completed Revisions in progress
High Capacity Well Permit	Issued
Top Screen Analysis (Department of Homeland Security)	Within 60 days of receiving any listed chemicals
Tier II Initial Reporting (State report re: hazardous materials)	Completed
Annual Tier II Reporting	Due each March 31st in Iowa Submitted 1/2010
Form R Reporting (toxic release inventory)	Due each July 1st in Iowa Submitted 7/2008 and 7/2009
Form U (manufacturing thresholds that were exceed for any of the chemicals listed in the TSCA)	Every 5 years
Emergency Response System (comprehensive emergency response plan)	Report certain regulated chemicals to state and local authorities within 60 days of receipt Completed
Spill Prevention Control & Countermeasure (SPCC)	Completed
Green House Gas (GHG) Reporting	In progress

Schedule 4.01(f)
Description of Certain Threatened Actions, etc.

There are no known threatened actions at this time.

Schedule 4.01(k)
Location of Inventory and Farm Products; Third Parties in Possession; Crops

There is no inventory or farm products held by third parties at this time.

Schedule 4.01(l)
Office Locations; Fictitious Names, etc.

Southwest Iowa Renewable Energy, LLC,
10868 189th Street , Council Bluffs, IA 51503

Company information is retained at the following sites:
Server back up:	Egis Technologies,
7640 Sadler Circle,
Omaha, NE 68127

Payroll information:	Dickinson & Clark, CPA
533 South Main Street
Council Bluffs, IA 51503-6508

Schedule 4.01(p)
Intellectual Property

Southwest Iowa Renewable Energy, LLC has the following Registered Trademarks:

Trademark	Registration No.	Registration Date	Goods
SIRE	3,696,337	10/13/2009
Class 04 - ethanol fuels; renewable fuels; fuel for motor vehicles, namely ethanol; non-chemical additives for oils and fuels made of ethanol and carbon dioxide by-product of bioethanol synthesis; non-food grade corn oil for use in the manufacture of fuel.

SIRE & DESIGN	3,699,447	10/20/2009
Class 04 - ethanol fuels; renewable fuels; fuel for motor vehicles, namely, ethanol; non-chemical additives for oils and fuels made of ethanol and carbon dioxide by-product of bioethanol synthesis; non-food grade corn oil for use in the manufacture of fuel

Schedule 4.01(t)
Environmental Compliance

Southwest Iowa Renewable Energy, LLC, to the best of its knowledge, is in material compliance with all applicable Environmental Laws.

Schedule 5.01(o)
Management

General Manager:  Brian Cahill

Chairman of the Board:  Karol King

Vice Chairman of the Board:  Tom Schmitt

Secretary/Treasurer:  Ted Bauer

Controller:  Karen Kroymann

Schedule 5.02(a)
Description of Certain Liens, Lease Obligations, etc.

Loan Obligations: Iowa Department of Economic Development
$100,000 Zero Interest Loan, repayable
$100,000 Forgivable Loan

No known liens.

Lease Obligations:
10 year Railcar Sublease, 325 tanks and 300 grain hoppers, Bunge North America.
3 year Railcar Sublease of 100 grain hoppers, by SIRE.
5 year lease of N-Viromotive Locomotive, AgStar Financial.
1 year lease, Grain Elevator in Council Bluffs, Bunge North America (month-to-month) .
3 year lease, 2008GMC Yukon and Sierra, AgStar Financial.
3 year lease, 2009 Hyundai Pay-Loader, AgStar Financial.
3 year lease of Copier, Bro Brothers (now Counsel).
5 year lease of Copier, Bro Brothers (now Counsel).
5 year lease of Copier, Bro Brothers (now Counsel).
4 year lease, 2005 GMC Sierra, AgStar Financial.

Schedule 5.02(k)
Transactions with Affiliates

Affiliate	Agreement/Transaction
Bunge North America, Inc.	Amended and Restated Railcar Lease for ethanol cars and hopper cars
Distillers Grain Agreement for purchase of all of the distillers grains with solubles produced by the plant
Support Services Agreement under which Bunge agreed to provide engineering support to the project, provide reports to AgStar and assist the Company with requests by the lender’s agent (month-to-month-basis)

Elevator Lease Agreement for the lease of a grain elevator in Council Bluffs, IA from Bunge
Grain Purchase Agreement under which the Company agreed to purchase the grain inventory at the grain elevator and the grain investor located in the Company’s on-site storage Facility
Ethanol Purchase Agreement for sale of all ethanol produced at ethanol plant
Risk Management Services Agreement for assistant in managing commodity price risks
AGRI-Bunge, LLC	Grain Supply Agreement to procure all grain required for the ethanol plant
Agency Agreement
ICM, Inc.	Design and Build Agreement for physical plant

Schedule 5.02(l)
Management Fees and Compensation

Husch Blackwell Sanders LLP
McGladrey & Pullen, LLP
Clifton, Gunderson & Company, LLP
Stuart, Tinley Law Firm, LLP
Dickinson & Clark
Sebesta, Bloomberg & Associates Inc.
Fehr Solution
Guantum Grower Group, LLC
Western Environmental Services, LLC
Gray, Plant, Mooty, Mooty, & Bennett, P.A.
Spencer Fane Britt & Browne, LLP

Schedule 8.02
Notices etc.

If to the Borrower:	Southwest Iowa Renewable Energy, LLC.
10868 189th Street .
Council Bluffs, IA  51503

With a copy to:	Husch Blackwell Sanders LLP
1620 Dodge Street, Suite 2100
Omaha, NE  68102

EXHIBIT A
BORROWING BASE CERTIFICATE

Detailed Calculation

For Period Ending: _________________ ____,______
Date Prepared:  __________________ ____, _____

1	Accounts Receivable:
	___________________ (ethanol)	$
	___________________ (DDGS & other biproducts)	$
	Other	$
	Other	$
	Total	$
	Deduct Ineligible Accounts	$
(31 days or more from invoice date)
	Deduct Ineligible Accounts	$
(as determined by Bank)
	Eligible Accounts Receivable	$
	Multiply by Borrowing Base Factor	75.00%
	Accounts Receivable Loan Availability		$

2	DDGS (current value)
	Ending Corn Inventory	$
	Ending DDGS & other biproducts Inventory	$
Total Inventory
	Multiply by Borrowing Base Factor	75.00%
	Inventory Loan Availability		$

3	Ethanol Inventories (lower of cost or market)
	Ending Ethanol Inventory	$
	Ending ______________ Inventory	$
Other Inventory
	Total Inventory	$
	Multiply by Borrowing Base Factor	75.00%
	Inventory Loan Availability		$

4	Total Borrowing Base (Totals from #1, #2, & #3)		$

5	Outstanding Loan Balance including outstanding Letters of Credit (as of month end)	$

6	Excess or Deficit (Line 4 minus Line 5)		$
*If a Deficit exists, remit amount unless remitted since end of month.

BORROWER REPRESENTS AND WARRANTS:

1.           With respect to the information in this Borrowing Base Certificate and any accompanying work papers related hereto (i) such information is true, complete and correct in all material respects as of the date set forth above as the Date Prepared; (ii) no information has been omitted which would make the foregoing misleading; (iii)  there has been no significant change in the value of the items set forth on this Borrowing Base Certificate (the “Borrowing Base Collateral”) since the date set forth above as the Date Prepared; and (iv) there exists no Event of Default or any event which with the giving of notice or the passing of time or both would constitute an Event of Default.

2.           The Borrowing Base Collateral and the amounts reflected in this Borrowing Base Certificate (i) are genuine and in all respects are what they purport to be: (ii) presently are and will continue at all times to be subject to Bank’s duly perfected, first priority security interest and no other lien; and (iii) to the best of Borrower’s knowledge comply in all material respects with the eligibility criteria for any Borrowing Base items, respectively, and to the best of Borrower’s knowledge comply in all material respects with the representations and warranties contained in the Security Agreement.

The undersigned certifies that the amounts shown are true and correct from Borrower’s accounts and records as of the Date Prepared as indicated above, and there have been no material adverse changes therein since the above date.  The information provided in the Borrowing Base Certificate is consistent with the requirements of the Credit Agreement.

Approved and Certified By:

SOUTHWEST IOWA RENEWABLE ENERGY, an Iowa limited liability company

By
Its

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	AgStar Financial Services, PCA, Agent (the “Agent”)

Pursuant to that certain Amended and Restated Credit Agreement dated as of March 31, 2010 (the “Credit Agreement”), by and among Southwest Iowa Renewable Energy, an Iowa limited liability company (the “Borrower”), the Agent and the Banks identified therein, and any amendments thereto and extensions thereof (the “Loan Agreement”), the undersigned hereby represents, warrants and certifies to the Agent and the Banks as follows:

1.
The financial statement(s) attached hereto are complete and correct in all material respects and fairly present the financial condition of the Borrower as of the date of said financial statement(s) and the result of its business operations for the period covered thereby;

2.
Repeats and reaffirms to the Agent and the Banks each and all of the representations and warranties made by the Borrower in the Loan Agreement and the agreements referred to therein or related thereto, and represents and warrants to the Agent and the Banks that each and all of said warranties and representations are true and correct as of the date hereof, except as disclosed in writing to the Agent and the Banks;

3.
No Event of Default (as that term is defined in the Loan Agreement), and no event which with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing as of the date hereof; and

4.	All the calculations set forth below are made pursuant to the terms of the Loan Agreement and are true and accurate as of the date of the attached financial statements:

1.	Section 5.01(d) – Working Capital.

Required Working Capital: (at Conversion Date and for one calendar year thereafter $5,000,000, tested quarterly; and not later than 365 days after the Conversion date and continually thereafter $8,000,000 tested quarterly)

(a)	Current Assets	$_____________
(b)	Current Liabilities	$_____________

Line (a) less line (b)	$_____________

In Compliance	Yes _____ No _____

2.	Section 5.01(e) – Tangible Net Worth.

(a)	Required Tangible Net Worth (see Section 5.01(e) in the Credit Agreement)
$_______________
(b)	Actual Tangible Net Worth

(1) Total Assets	$______________
(2) Less Intangible Assets (per definition)	$______________
(3) Total Tangible Assets	$______________
(4) Total Liabilities	$______________
(5) Tangible Net Worth	$______________
(line (3) minus line (4))

In Compliance	Yes _____ No_____

3.	Section 5.01(f) – Owner Equity Ratio
(see Section 5.01(f) in the Credit Agreement)

(a)	Tangible Net Worth	$______________
(b)	Total Assets	$______________
(c)	Owner Equity Percentage
(percent of line (a) to (b))	____%

In Compliance	Yes _____ No_____

4.	Section 5.01(g) – Fixed Charge Coverage Ratio
(see Section 5.01(g) in the Credit Agreement)

(a)	EBITDA	$______________
(b)	Scheduled Principal Payments for the Loans	$______________
(c)	Scheduled Principal Payments for Subordinated Debt	$______________
(d)	Interest on the Loans	$______________
(e)	Cash Interest on the Subordinated Debt	$______________
(f)	Distributions	$______________
(g)	Maintenance Capital Expenditures	$______________
(h)	Denominator (sum of lines (b) through (g))	$______________

Ratio of line (a) to (h)	________ to 1.00

Required Ratio of 1.25 to 1.00

In Compliance	Yes _____ No _____

IN WITNESS WHEREOF, the undersigned has signed and delivered this Certificate to the Agent and the Banks as of the ____ day of _________________, 20__.

BORROWER:
SOUTHWEST IOWA RENEWABLE ENERGY, LLC,
an Iowa limited liability company

By
Its

EXHIBIT C

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY

LETTER OF CREDIT NO.  __(Date)

________________________
________________________
________________________
(Beneficiary)

Ladies and Gentlemen:

At the request of Southwest Iowa Renewable Energy, LLC, a Iowa limited liability company, Council Bluffs, Iowa, 51502, we hereby establish our Irrevocable Standby Letter of Credit in your favor in the amount of $__________ U.S. dollars.

We undertake that drawings under this Letter of Credit will be honored upon presentation of your draft drawn on _____________________, ______________, _______________, _____, and the original of this Letter of Credit prior to the expiration date set forth herein.  All drafts submitted to ________________ must indicate the number and date of this credit.

This Letter of Credit expires on __________________.

Except as expressly stated herein, this undertaking is not subject to any conditions or qualification.  The obligation of ___________ under this Letter of Credit shall be the individual obligation of _____________ and in no way contingent upon reimbursement with respect thereto.

This credit is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Version, of the International Chamber of Commerce or any successor publication.

Sincerely,